UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM SB-2

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                    INTERACTIVE OUTDOORS, INC.
          (Name of small business issuer in its charter)

        Nevada                  2722               88-0501466
(State or jurisdiction   (Primary Standard      (I.R.S. Employer
 of incorporation or         Industrial       Identification No.)
    organization)       Classification Code
                              Number)

                          17 Seaman Road
                   Poughkeepsie, New York 12601
                          (845) 483-7191
               ---------------------------------------
      (Address and telephone number of principal executive offices and principal place of business)

                        Edward N. Weeks, Jr.
                          17 Seaman Road
                     Poughkeepsie, New York 12601
                          (845) 483-7191
                  ----------------------------------
      (Name, address and telephone number of agent for service)

                           Copies to:

                  Harold P. Gewerter, Esq., Ltd.
                  228 Fourth Street, Suite 101
                    Las Vegas, Nevada 89101
                        (702) 382-1714

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]_______________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]
_________________________________________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ] _________________________________________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

                 CALCULATION OF REGISTRATION FEE

 Tile of each     Dollar     Proposed      Proposed     Amount of
   class of      amount to    maximum      maximum     registration
 securities to      be       offering     aggregate        fee
 be registered  registered   price per  offering price
                               unit
-------------------------------------------------------------------
 Common Stock   $70,294.56     $0.07      $70,294.56      $6.47

Common stock owned by stockholders of the Company. The fee with respect to these shares has been calculated pursuant to Rules 457(f) and 457(c) under the Securities Act of 1933, as amended, and based upon the proposed offering price of common stock of approximately $0.07 per share.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.



PAGE-1-



Prospectus

                   Interactive Outdoors, Inc.
             1,004,208 Shares of Common Stock

Interactive Outdoors, Inc. is attempting to register 1,004,208 shares of our common stock that are to be sold, from time-to-time, by one or more of the selling stockholders. (Please refer to Item 7, "Selling Security Holders," on page 10 of this registration statement). The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.07 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices. Interactive Outdoors and the selling stockholders have no brokerage agreements or other agreements for the sale of the shares. The proceeds from the sale of the shares will go directly to the selling stockholders and will not be available to us.

Of the 1,004,208 shares of our common stock registered for resale by selling stockholders, 604,208 shares (including 100,000 shares underlying a warrant to purchase 100,000 shares) are those issued to Corpfin.com, Inc. to satisfy our obligation under a consulting agreement. Corpfin has informed us that it intends to distribute 250,000, of these shares as a dividend to its stockholders of record on the record date of [___________], 2002. The distribution will be pro rata to the Corpfin stockholders based on the number of shares owned by each. Corpfin stockholders will receive one share of our common stock for each 84.26 shares of Corpfin held. Fractional shares will be rounded to the nearest whole share. This distribution is taxable as a dividend for federal income tax purposes to the extent that Corpfin has current or accumulated earnings and profits. We will not receive any proceeds from the distribution of the shares.

          Shares    Offering    Underwriting    Proceeds to the
          Offered     Price      Discounts &        Company
            by                   Commissions
       Shareholders
-----------------------------------------------------------------
  Per        1        $0.07          $0.00            $0
 Share
 Total   1,004,208  $70,294.56       $0.00            $0


   This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss of your investment.  See "risk factors" starting on page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

During the offering period, we are required to update this prospectus to reflect any facts or events arising after the effective date of the Registration Statement filed with the SEC that represent a fundamental change in the information set forth in the Registration Statement.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. Interactive Outdoors does not plan to use this offering prospectus before the effective date.

Corpfin, the selling stockholders and any broker-dealers that participate in the distribution of the shares are deemed to be "underwriters" within the meaning of section 2(11) of the
Securities Act of 1933. Any compensation received and any profits realized by Corpfin, the selling stockholders or such broker-dealers may be considered underwriting discounts and commissions under the Securities Act.


                   Interactive Outdoors, Inc.
                         17 Seaman Road
                  Poughkeepsie, New York 12621
                         (845) 483-7191
    The date of this Prospectus is September ___, 2002



PAGE-2-




                        TABLE OF CONTENTS

                                                                   PAGE
                                                                 ---------
PART I: INFORMATION REQUIRED IN PROSPECTUS                         4

 Item 3. Summary Information and Risk Factors.                     4
 Item 4. Use of Proceeds.                                          9
 Item 5. Determination of Offering Price.                         10
 Item 7. Selling Security Holders.                                10
 Item 8. Plan of Distribution.                                    11
 Item 9. Legal Proceedings.                                       13
 Item 10. Directors, Executive Officers, Promoters and Control
 Persons.                                                         14
 Item 11. Security Ownership of Certain Beneficial Owners and
 Management.                                                      15
 Item 12. Description of Securities.                              16
 Item 13. Interest of Named Experts and Counsel.                  17
 Item 14. Disclosure of Commission Position of Indemnification
 for Securities Act Liabilities.                                  18
 Item 15. Organization Within Last Five Years.                    18
 Item 16. Description of Business.                                18
 Item 17. Management's Discussion and Plan of Operation.          24
 Item 18. Description of Property.                                25
 Item 19. Certain Relationships and Related Transactions.         25
 Item 20. Market for Common Equity and Related Stockholder
 Matters.                                                         26
 Item 21. Executive Compensation.                                 27
 Item 22. Financial Statements.                                   29
 Item 23. Changes In and Disagreements With Accountants on
 Accounting and Financial Disclosure.                             29

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS                   42

 Item 24. Indemnification of Directors and Officers.              42
 Item 25. Other Expenses of Issuance and Distribution.            42
 Item 26. Recent Sales of Unregistered Securities.                42
 Item 27. Exhibits.                                               44
 Item 28. Undertakings.                                           44

SIGNATURES                                                        46



PAGE-3-



PART I: INFORMATION REQUIRED IN PROSPECTUS

Item 3. Summary Information and Risk Factors.

The Company

  Interactive Outdoors was incorporated in the State of Nevada on July 20, 2001. We are a development stage company that develops and markets an electronic sporting network. We distribute CD-ROM magazines featuring interactive content targeted at hunting, fishing and four-wheeling enthusiasts. In addition to a subscription to our CD-ROM video magazines, we have also developed a complementary Internet site, which we believe is a comprehensive on-line resource and community for sportsmen. Our Internet site can be viewed at www.interactiveoutdoors.tv.

  As of the date of this prospectus, we have 6,806,808 shares of $0.001 par value common stock issued and outstanding.
Additionally, we have outstanding a warrant to purchase an additional 100,000 shares of our common stock.

  Our administrative office is located at 17 Seaman Road, Poughkeepsie, New York 12621, telephone (845) 483-7191.

  Our fiscal year end is December 31.

Offering by the Selling Shareholders

  This registration statement, of which this prospectus forms a part, also relates to the potential resale of 1,004,208 shares (including 100,000 shares underlying a warrant) of our common stock that are to be sold, from time-to-time, by one or more of the selling stockholders. The proceeds from the sale of these shares will go directly to the selling stockholders and will not be available to us.

  The offering price of the shares is currently estimated to be $0.07 per share. The selling stockholders may only offer and sell, from time to time, common stock using this prospectus in transactions at a fixed offering price of $0.07 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices. The offering of shares by the selling shareholders may commence upon the effectiveness of this registration statement. Interactive Outdoors and the selling stockholders have no brokerage agreements or other agreements for the sale of the shares offered by the selling shareholders.

Distribution of Our Common Stock by Corpfin

  Corpfin will distribute 250,000 shares of Interactive Outdoors' common stock to its stockholders. As of the close of business on [______________], 2002, Corpfin will distribute these shares in a dividend at the rate of one share of our common stock for every 84.26 shares of Corpfin common stock held. No shares are being distributed to affiliates of Interactive Outdoors. Immediately after the distribution, Corpfin's stockholders will still own their shares of Corpfin common stock. Shares of Corpfin common stock will represent stockholders' interests in the business of Corpfin, and shares of our common stock that stockholders receive in the distribution will represent their interests in Interactive Outdoors' business.

  Corpfin received 504,208 shares of common stock and the warrant to purchase an additional 100,000 shares of common stock of our company in consideration for consulting services. The principal services provided involve Corpfin assisting us in marketing, public relations, acquisitions, strategic planning, and business opportunities, as well as investment banking and similar services relative to financings and other material transactions. We agreed to pay Corpfin a retainer of $20,000 in cash, an aggregate of 504,208 shares of our common stock and to issue a warrant to purchase up to 100,000 shares at a rate of $2.00 per share, as compensation for these services. The consulting agreement is for a term of one year beginning in August 2002.

  There is currently no trading market for our shares, and no assurances can be given that a trading market will ever develop.



PAGE-4-



  Dividends and distributions received are taxable as ordinary income for federal income tax purposes pursuant to Section 311 of the Internal Revenue Code, provided that Corpfin has current or accumulated earnings and profits. As of June 30, 2002, Corpfin did not have any earnings or profits. The fair market value of our shares will be established by any trading activity that develops after the distribution with respect to such shares. However, the distribution is taxable even if a trading market for the shares never develops.

  The  foreign, state and local tax consequences of receiving the distribution  may differ materially from the federal  income  tax
consequences   described  above.   Corpfin  shareholders   should
consult their tax advisor.

Summary Financial Information

  The following table sets forth summary financial data derived from our financial statements. The data should be read in conjunction with the financial statements, related notes and other financial information included in this prospectus.

                                        Four      July 20, 2001
                                       Months    (Inception) to
                                      Ended      December    April
                                      April        31,        30,
                                      30, 2002    2001      2002
                                     --------------------------------
   Statement of operations data:         $         $        $

Sales and revenue                          900       -       900
Cost of goods sold                         153       -       153
                                     --------------------------------
Gross Profit                               747       -       747
                                     --------------------------------
General and administrative expenses     54,646  13,621    68,267
Depreciation                               315       -       315
                                     --------------------------------
Total Expenses                          54,961  13,621    68,582
                                     --------------------------------
Net (loss)                             (54,214)(13,621)  (67,835)
                                     --------------------------------
Net loss per share (basic and            (0.01)  (0.00)*
diluted)                             ----------------------

Weighted average number of common    5,010,855  5,000,000
shares outstanding                   ----------------------

     * Less than $.01 per share

                                       April 30,   December 31,
                                           2002         2001

        Balance sheet data:              $          $

Cash & equivalents                       29,434        3,081
Inventory                                   918            -
                                     -----------------------------
Total current assets                     30,352        3,081
                                     -----------------------------
Fixed assets, net of depreciation         6,884            -
                                     -----------------------------
Total assets                             37,236        3,081
                                     =============================
Current liabilities                       8,130            -
                                     -----------------------------
Total liabilities                         8,130            -
                                     -----------------------------
Total stockholder's equity               29,106        3,081
                                     -----------------------------
Total  liabilities and stockholder's     37,236        3,081
equity                               =============================





PAGE-5-



Risk Factors

  Investment in the securities offered hereby involves certain risks and is suitable only for investors of substantial financial means. Prospective investors should carefully consider the following risk factors in addition to the other information contained in this prospectus, before making an investment decision concerning the common stock.

Because  Our Company Has Had A History Of Losses Since Inception,
There Is Doubt As To Our Ability To Continue As A Going Concern.

  For  the  four months ended April 30, 2002, we had  revenues of $900 and a net loss of $54,214. Since our incorporation on July 20, 2001, we generated revenues of $900 and incurred a net loss of $67,835. The potential for future operating losses exists. We will not be profitable until we establish a broader customer base for our services and derive substantial revenues from our sale of our services. We expect to continue to lose money unless we are able to generate sufficient revenues and cash flows or obtain adequate funding through external offerings of our equity or debt. Our lack of operating capital could negatively impact the value of our Company's common shares and could result in the loss of your entire investment.

Competitors with More Resources May Force Interactive Outdoors
Out of Business.

  Our CD-ROM magazine and Internet media operations will experience significant competition for audience and advertising from other publishers and retailers, as well as other media, that focus on the fishing, hunting and four-wheel driving groups.
Our   competitors  include  larger  more   established   media
companies that have made the transition from print media to interactive and online publishing. We also face competition from smaller companies who provide regional information similar to our focus on outdoor sportsmen. Competition from both these groups for consumer attention and discretionary income could result in a lower than expected subscription rate, and thus our sales revenues will suffer.

  Some of our larger competitors have substantially greater financial, distribution, marketing and other resources and have achieved greater recognition for their brand names for product lines or certain products than we have. As a result, some of these competitors may be able to devote greater resources to marketing and promotional activities, or adopt greater subscription pricing policies, than we may be able to. Increased competition in this manner may result in reduced operating margins and loss of market share.

We  Are Heavily Dependent On Our Joint Venture Agreement  With
Virtual Hunters.com, Inc., For Our Current Revenues.

  Significantly  all  of  our  revenues  is  derived  from  sales generated from the through our joint venture with Virtual Hunters.com, Inc. We are reliant upon this agreement to provide us with content, publishing and development of the CD-ROM we market. In the event our agreement with Virtual Hunters is terminated prior to the satisfactory completion of the terms therein, we will be forced to seek new sources of revenues.

If   We   Do  Not    Successfully  Develop  Our  Products,
Manufacturing Capabilities or Marketing or Sales Campaigns , We
May  Be  Unable  to  Generate  Revenues  to  Meet  Our  Financial
Obligations.

  We  cannot  guarantee you that our plan of operation will  lead
to  any   commercially profitable market sectors or regions.
Our proposed CD-ROM and Internet-based interactive magazines will require constant development and reworking to meet the changing demands and desires of our market. We cannot assure you that we will be able to adapt to changes in our consumer preferences at commercially acceptable costs. There also is no assurance that we will be able to reach our objectives in implementation, marketing and sales. We cannot guarantee that we
will  successfully perfect, implement or market   our  CD-ROMs
and website , either independently or pursuant to service  or
marketing  agreements,  with third  parties.   If  we  do  not
develop our CD-ROMs, website, manufacturing or distribution capacities, we will be unable to generate sufficient revenues to meet our financial obligations.

Changes  in  Consumer Preferences Could Reduce Demand  for
Our Products.

  Any  change  in the preferences of outdoor enthusiasts  that we fail to anticipate could reduce the demand for the information and commerce opportunities we provide. Decisions about our focus and the material to be published often are made in advance of our CD-ROM being distributed, and thus, consumers viewing them. Failure to anticipate and respond to changes in consumer preferences and demands could lead to, among other things, customer dissatisfaction, failure to attract demand for our products, excess inventories and lower profit margins.



PAGE-6-



Seasonality  and Fluctuations in Our Business  Could  Make  it
Difficult  for  You to Evaluate Our Operations  on  a  Period  by
Period Basis.

  Our future operating results may fluctuate significantly from period to period due to our reliance on sports with an intrinsic seasonality. Sportsmen that we target are typically active during the period of time in which their sport is both accessible and legal. This seasonality, along with other factors that are beyond our control, including general economic conditions, changes in consumer behavior and weather conditions, could adversely affect our operations and cause our results of operations to fluctuate. Results of operations in any period should not be considered indicative of the results to be expected for any future period.

  The sale of our products is also subject to substantial cyclical fluctuation. If our revenues in a particular quarter are lower than we anticipate, we may be unable to reduce spending in that quarter. As a result, any shortfall in revenues would likely adversely affect our quarterly operating results. Specifically, in order to attract and retain a larger user base, we plan to significantly increase our expenditures on sales and marketing, content development, technology and infrastructure. Many of these expenditures are planned or committed in advance and in anticipation of future revenues.

  Due to the factors noted above and the other risks discussed in this section, quarter-to-quarter comparisons of our results of operations may not accurately predict future performance. It is possible that in some future quarters our results of operations may be below the expectations of public market analysts or investors. If this occurs, the price of our common stock may decline.

We  May  Not  Be Able to Attain Profitability without  Additional
Funding, Which May Be Unavailable.

  We have limited capital resources. Unless we begin to generate sufficient revenues to finance operations as a going concern, we may experience liquidity and solvency problems. Such liquidity and solvency problems may force us to go out of business if additional financing is not available.

  Our   growth   strategy   calls  for   substantial   capital
expenditures.  If we are unable to secure sufficient  capital in the future, our ability to pursue our business and growth strategy, our results from operations may be impaired. We cannot guarantee you that our estimates of our liquidity needs is accurate or that new business development or other unforeseen events will not occur, resulting in the need to raise additional funds. If we fail to raise any needed additional funds, we may not be able to attain profitability. In addition, it is possible that raising additional funds will result in substantial additional dilution of your investment.

We May Expend Significant Resources to Protect Our Intellectual Property Rights or to Defend Claims of Infringement by Third Parties, and If We Are Not Successful We May Lose Rights to Use Significant Material or Be Required To Pay Significant Fees.

  Our success depends on the protection of our original interactive content and on the goodwill associated with our trademarks and other proprietary intellectual property rights. A substantial amount of uncertainty exists concerning the application of copyright and trademark laws to the Internet and other digital media, and there can be no assurance that existing laws provide adequate protection of our content or our Internet addresses, commonly referred to as domain names. We intend to file applications to register a number of our trademarks, trade names and service marks, but we may not be able to secure such registrations.

  We have not applied for any patent, trademark or copyright protection in any jurisdiction. We expect to register for intellectual property protection rights once our profitability improves and we can meet the expense of patent, trademark and copyright lawyers. There can be no assurances that any future patents, copyrights or trademarks will be successfully registered to provide sufficient protection to the company.

  Furthermore, enforcing our intellectual property rights could entail significant expense and could prove difficult or impossible. We cannot assure you that in the future third parties will not bring additional claims of copyright or trademark infringement, patent violation or misappropriation of creative ideas or formats against us with respect to our content or any third-party content carried by us. Any such claims, with or without merit, could be time consuming to defend, result in costly litigation, divert management attention, require us to enter into costly royalty or licensing arrangements or prevent us from using important technologies, ideas or formats.



PAGE-7-



Purchasers  in  this  Offering Will  Have  Limited  Control  Over
Decision-Making Because Our Principal Stockholders, Officers  and
Directors  Control  the  Majority of Our Issued  and  Outstanding
Common Stock.

  Our directors and executive officers and their affiliates beneficially own approximately 84.03% of the outstanding common stock. As a result of such ownership, investors will have no control over matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we enter into transactions which require stockholder approval. In addition, certain provisions of Nevada law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. For example, Nevada law provides that not less than two-thirds vote of the stockholders is required to remove a director, which could make it more difficult for a third party to gain control of our Board of Directors. This concentration of ownership limits the power to exercise control by the minority shareholders.

Our  Top  Management May Have a Conflict of Interest  Because  of
Other Business Pursuits.

  Our operations depend substantially on the skills and experience of Mr. Edward N. Weeks, Jr., Mr. Michael V. Mandia, and Mr. Jeffrey J. Priebe. Without employment contracts, we may lose these one or more of these individuals to other pursuits without a sufficient warning and, consequently, go out of business.

  Messrs. Weeks, Mandia and Priebe are each involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, one or more of these individuals may face a conflict in selecting between Interactive Outdoors and his other business interests. We have not formulated a policy for the resolution of such conflicts.

  Mr. Mandia is the President and a director of Virtual Hunters.com, Inc. and Mr. Weeks is the CEO, Secretary & Treasurer and Chairman of Virtual Hunters.com, Inc. Each owns 1,000,000 shares of common stock of Virtual Hunters and will receive no compensation from affiliated party payments.

Investors  May  Have Difficulty Liquidating  Their  Investment
Because Interactive Outdoors' Stock Is Likely to Be Subject to Penny Stock Regulation.

  The SEC has adopted rules that regulate broker/dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system). The penny stock rules require a broker/dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker/dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker/dealer, and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker/dealer must make a special written determination that a penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in any secondary market for a stock that becomes subject to the penny stock rules, and accordingly, customers in Company securities may find it difficult to sell their securities, if at all.

A  Market  May  Not Develop For Our Company's Stock  Because  Our
Company's Common Stock May Not Be Included In A Quotation System.

  Before this offering, there has been no public trading market for our common stock. We seek to have our shares of common stock trade in the over-the-counter market on the Over-the-Counter Bulletin Boardr, an inter-dealer automated quotation system for equity securities not included in the Nasdaq Small Cap MarketSM or National Market. If we are unable to include our shares of common stock for quotation on the Bulletin Board we expect our shares to trade on the NQB Pink Sheetsr published by the Pink Sheets, LLC. Although the Bulletin Board has recently begun to receive greater recognition from the brokerage community, the trading volume of securities quoted on the Bulletin Board is normally substantially less than that of securities traded on the Nasdaq Small Cap Market SM and National Markets. Trading volume in Pink Sheet securities is substantially less than that of Bulletin Board securities.



PAGE-8-



  You may have more difficulty selling our securities or obtaining price quotations than if our stock was listed on the Nasdaqr or a national securities exchange, particularly if our shares are traded on the Pink Sheetsr. Because our common stock is not listed on any national securities exchange, our common stock may not be easily traded, not only in the amount of shares that could be bought and sold, but also through delays in the timing of transactions, and lower prices for our shares of common stock than might otherwise be obtained. Other drawbacks would include a reduction in the number of securities analysts who follow our common stock and a lack of news media coverage for our company.

There  Are  Shares Available For Resale Under  Rule  144  Of  The
Securities Act, As Amended.  If These Shares Are Sold In The Open
Market,  The  Price  Of  Our  Common  Stock  Could  Be  Adversely
Affected.

  All  of  the  presently  outstanding shares  of  common  stock,
aggregating   6,806,800  shares  of  common   stock,   are
"restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. Rule 144, as amended, is an exemption that generally provides that a person who has satisfied a one year holding period for such restricted securities may sell, within any three month period (provided we are current in our reporting obligations under the Exchange Act) subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Our directors and officers collectively own an aggregate of 5,000,000 restricted shares or 73.46% of the aggregate shares of common stock for which the one year holding period has expired. All directors and officers of our Company are presently subject to a lock-up agreement. A sale of shares by such security holders, whether pursuant to Rule 144 or otherwise, may have an immediate negative effect upon the price of our common stock in any market that might develop.

Special Note Regarding Forward-Looking Statements

  This prospectus contains forward-looking statements about our business, financial condition and prospects that reflect our management's assumptions and beliefs based on information currently available. We can give no assurance that the expectations indicated by such forward-looking statements will be realized. If any of our assumptions should prove incorrect, or if any of the risks and uncertainties underlying such expectations should materialize, our actual results may differ materially from those indicated by the forward-looking statements.

  The key factors that are not within our control and that may have a direct bearing on operating results include, but are not limited to, acceptance of our products and services, our ability to expand our customer base, managements' ability to raise capital in the future, the retention of key employees and changes in the regulation of our industry.

  There may be other risks and circumstances that management may be unable to predict. When used in this prospectus, words such as, "believes," "expects," "intends," "plans," "anticipates," "estimates" and similar expressions are intended to identify and qualify forward-looking statements, although there may be certain forward-looking statements not accompanied by such expressions. However, the forward-looking statements contained herein are not covered by the safe harbors created by Section 21E of the Securities Exchange Act of 1934.

Item 4. Use of Proceeds.


  All of the shares being registered in this registration statement are issued and outstanding and held by the selling shareholders listed in Item 7 on page 10. The selling security holders will receive the net proceeds from the resale of their shares. We will not receive any of the proceeds from the sale of these shares, although we have agreed to pay the expenses related to the registration of such shares.



PAGE-9-



  However, we will receive proceeds from the potential exercise by Corpfin to purchase 100,000 shares of our common stock, which is being registered hereby, at an exercise price of $2.00 per share. The warrant may never be exercised in which case there would be no proceeds. We intend to use any proceeds from the possible exercise of the warrant for working capital and general corporate purposes.

Item 5. Determination of Offering Price.

  The offering price of the common stock represents the rate at which our most recent sale of securities was offered.
The  price  does not bear any  relationship  to  our
assets, book value, historical earnings or net worth. In determining the offering price, our management considered such factors as the prospects, if any, for similar companies, the previous experience of management, our anticipated results of operations, our present financial resources and the likelihood of acceptance of this offering.

Item 7. Selling Security Holders.

  The following table sets forth (i) the number of outstanding shares, beneficially owned by the selling stockholders prior to the offering; (ii) the aggregate number of shares offered by each such stockholder pursuant to this prospectus; and (iii) the amount and the percentage of the class to be owned by such security holder after the offering is complete:

  Name of      Number of    Number of     Number of   Percentage of
  Owner of    Shares Owned    Shares    Shares Owned   Shares Owned
   Common      before the   Offered by    after the     after the
   Stock1       Offering     Selling      Offering      Offering2
                           Shareholders
--------------------------------------------------------------------
Corpfin.com,
Inc. 2         604,2083    604,2083            0           0
Albert           15,000       5,000       10,000           -
Angelillo
Martha Bade      15,000       5,000       10,000           -
John L. Beal     15,000       5,000       10,000           -
David     J.     14,000       5,000        9,000           -
Bianco
Paul      J.     15,000       5,000       10,000           -
Brickner
Martha    L.     15,000       5,000       10,000           -
Brown
Arthur    D.    100,000       30,000      70,000           -
Buckley
Thomas           20,000       7,500       12,500           -
Corcoran
Kathleen         15,000       5,000       10,000           -
Cowan
Frank    San     30,000       10,000      20,000           -
Felice
Force            70,000       20,000      50,000           -
Properties,
LLC
William          10,000       5,000       10,000           -
Galassi
Paul      J.     15,000       5,000       10,000           -
Given
Wilda            15,000       5,000       10,000           -
Harrison3
Winston         675,000      200,000      475,000     6.98%
Harrison3
Frederick       100,000       30,000      70,000           -
Hartwig
Mary      B.     15,000       5,000       10,000           -
Harvey
Kerri     K.     15,000       5,000       10,000           -
Hollon
Lisa      A.     15,000       5,000       10,000           -
Lammers
Louis Meyer      28,600       7,500       21,100           -
Theresa          15,000       5,000       10,000           -
Pfaff
Edward           30,000       10,000      20,000           -
Weeks, Sr.4
John   Blake     30,000       10,000      20,000           -
Wells
Mary D. Wolf     15,000       5,000       10,000           -
--------------------------------------------------------------------
Total       1,806,808  1,004,208  902,600
(24 persons)
--------------------------------------------------------------------



PAGE-10-



Footnotes:

(1) "-" represents less than 1.00%. Assumes the offering of all 1,004,208 offered in this prospectus.

(2) Corpfin.com, Inc. received 504,208 shares of our common stock and a warrant to purchase an additional 100,000 shares at an exercise price of $2.00 per share in accordance with a consulting agreement entered into in August 2002. Corpfin intends to distribute its holdings in our common stock to its shareholders as set forth in Item 8, Plan of Distribution, below. Corpfin is controlled by John C. Canouse, the Chief Executive Officer. Corpfin's controlling shareholder is The Rearden Trust, which owns approximately 69% of Corpfin's voting stock.

(3)   Assumes  the  exercise  of Corpfin's  warrant  to  purchase
100,000 shares of our common stock.

(4)   Fore  Properties, LLC is owned equitably by Kim  Force  and
Chris Force.

(5)  Wilda and Winston Harrison are siblings.

(6) Edward N. Weeks, Sr. is the father of Edward N. Weeks, Jr., the Chief Executive Officer of our Company.

Item 8. Plan of Distribution.

     Sales by Selling Stockholders

  The selling stockholders may offer their shares at various times in one or more of the following transactions:

1.   In the over-the-counter market;
2.   On any exchange on which the shares may hereafter be listed;
3.   In negotiated transactions other than on such exchanges;
4.   By pledge to secure debts and other obligations; or
5.   In a combination of any of the above transactions.

  The selling stockholders may only offer and sell, from  time to time, common stock using this prospectus in transactions at a fixed offering price of $0.07 per share until a trading market develops in our common stock, at which time the selling stockholders may sell shares at market prices, which may vary, or at negotiated prices. The selling stockholders may use broker/dealers to sell their shares. The broker/dealers will either receive discounts or commissions from the selling stockholders, or they will receive commissions from purchasers of shares.

  The selling stockholders may transfer the shares by means of gifts, donations and contributions. This prospectus may be used by the recipients of such gifts, donations and contributions to offer and sell the shares received by them, directly or through brokers, dealers or agents and in private or public transactions; however, if sales pursuant to this prospectus by any such recipient could exceed 500 shares, than a prospectus supplement would need to be filed pursuant to Section 424(b)(3) of the Securities Act to identify the recipient as a Selling Stockholder and disclose any other relevant information. Such prospectus supplement would be required to be delivered, together with this prospectus, to any purchaser of such shares.

  Under certain circumstances the selling stockholders and any broker/dealers that participate in the distribution may be deemed to be "underwriters" within the meaning of the Securities Act. Any commissions received by such broker/dealers and any profits realized on the resale of shares by them may be considered underwriting discounts and commissions under the Securities Act. The selling stockholders may agree to indemnify such broker/dealers against certain liabilities, including liabilities under the Securities Act.

  The selling stockholders will also be subject to applicable provisions of the Exchange Act and regulations under the Exchange Act, which may limit the timing of purchases and sales of the
shares  by  the  selling  stockholders.   Furthermore,   under
Regulation M under the Exchange Act , any person engaged in the distribution or the resale of shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement
of  such  distribution.   All of  the  above  may  affect  the
marketability of the securities and the availability of any person or entity to engage in market-making activities with respect to our common stock.



PAGE-11-



  The selling stockholders will pay all commissions, transfer fees, and other expenses associated with the sale of securities by them. The shares offered hereby are being registered by us, and we have paid the expenses of the preparation of this prospectus. We have not made any underwriting arrangements with respect to the sale of shares offered hereby.

  We do not intend to engage in any distribution efforts on behalf of any of the holders of our common stock other than providing for registration of the securities registered for sale with the U.S. Securities and Exchange Commission.

  Each of the selling stockholders is acting independently of us in making decisions with respect to the timing, price, manner and size of each with the distribution of the shares. There is no assurance, therefore, that the selling stockholders will sell any or all of the shares. In connection with the offer and sale of the shares, we have agreed to make available to the selling stockholders copies of this prospectus and any applicable prospectus supplement and have informed the selling stockholders of the need to deliver copies of this prospectus and any applicable prospectus supplement to purchasers at or prior to the time of any sale of the shares offered hereby.

     Distribution by Corpfin to its shareholders

Introduction

  On _______, 2002, the board of directors of Corpfin approved a plan to distribute 250,000 shares of our common stock, which was issued to Corpfin pursuant to a consulting agreement, as a dividend to all holders of outstanding Corpfin common stock. On the date of this prospectus, the board of directors of Corpfin formally declared a dividend payable to each holder of record of Corpfin common stock of one share of our common stock for every
84.26 shares of Corpfin common stock held as of the close of business on the record date. Holders of Corpfin common stock will not receive any fractional shares of our common stock in connection with the Distribution.

  On or about the distribution date to its shareholders, Corpfin will deliver the shares of our common stock to the holders of record of Corpfin common stock as of the close of business on the record date through Corpfin's regular administrative and clerical personnel, with the assistance of the regular personnel of its transfer agent. The distribution is expected to be made on or about [______], 2002.

  Shares of our common stock distributed to Corpfin stockholders will be freely transferable. There are no recipients in this distribution that may be deemed to be "affiliates" of Interactive Outdoors as defined under the Securities Act of 1933, as amended.

  Corpfin   has  approximately  21,064,294  shares   issued   and
outstanding.   These shareholders will be mailed  copies  of  the
prospectus at least 48 hours prior to the Distribution.

Reasons for the distribution

  On August 15, 2002, Corpfin signed an agreement to provide certain general business and management consulting services to us. The principal services provided involve Corpfin assisting us in marketing, public relations, acquisitions, strategic planning and business opportunities, as well as investment banking and similar services relative to financings and other material transactions. We agreed to pay Corpfin an aggregate of 504,208 shares of our common stock and a warrant to purchase an additional 100,000 shares in compensation for these services. The consulting agreement is for a term of one year.

  Corpfin now proposes to distribute 250,000 shares to the Corpfin stockholders, pro rata in proportion to the number of shares of Corpfin held by each. Accordingly, the Corpfin stockholders will receive one share of our common stock for each
84.26 shares of Corpfin held by them.



PAGE-12-



Form of distribution transaction

  At the time of the distribution and assuming the exercise of the warrant to purchase 100,000 shares of our common stock, Corpfin will hold 604,208 shares of our common stock, which will represent approximately 8.75% of the total number of our shares of common stock outstanding.

  The distribution is the method by which Corpfin will distribute 250,000 shares of Interactive Outdoors to its stockholders. After the distribution, stockholders of Corpfin will continue to own their shares in Corpfin and the Interactive Outdoors shares distributed to them.

  Corpfin, the selling stockholders and any broker-dealers that participate in the distribution or sale of the shares are deemed to be statutory "underwriters" within the meaning of Section 2(11) of the Securities Act. Corpfin has advised us that it will comply with the prospectus delivery requirements that apply to a statutory underwriter in connection with the distribution of our shares as a dividend to its stockholders. Further, Corpfin has acknowledged to us that it is familiar with the anti-manipulation rules of the SEC, including Regulation M under the Securities Exchange Act of 1934. These rules apply to sales by Corpfin, the selling stockholders and any broker-dealers that participate in the distribution or sale of the shares in the market, following the creation of a public market, if such a market ever develops.

  With certain exceptions, Regulation M prohibits any selling stockholder, any affiliated purchasers and any broker-dealer or other person who participates in an applicable distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. The foregoing restrictions may affect the marketability of our common stock.

Manner of effecting the distribution

  The distribution will be made on the distribution date to holders of record of Corpfin common stock at the close of business on the record date. Based on the 21,064,294 shares of Corpfin common stock outstanding as of June 30, 2002, the distribution will consist of one share of our common stock for each 84.26 shares of Corpfin held. Corpfin will not deliver scrip evidencing a fractional share or pay any related amount to a stockholder who would be entitled to a fractional share.

  Prior to the distribution date, Corpfin will deliver the shares of our common stock to be distributed to the distribution agent. The distribution agent will mail, on or about the distribution date, certificates representing the shares of our common stock to Corpfin stockholders of record as of the close of business on the record date. Holders of Corpfin common stock will not receive any fractional shares of our common stock in connection with the distribution.

  Holders of Corpfin common stock will not be required to pay for shares of our common stock received in the distribution, or to surrender or exchange certificates representing shares of Corpfin common stock in order to receive shares of our common stock. No stockholder approval of the distribution is required or sought. Corpfin is not asking you for a proxy and you are requested NOT to send a proxy to Corpfin.

  In order to be entitled to receive shares of our common stock in the distribution, Corpfin stockholders must be stockholders at the close of business on the record date.

Federal income tax consequences of the distribution

  Each Corpfin stockholder receiving shares of our common stock in the distribution will be considered to have received a taxable distribution in an amount equal to the fair market value of our common stock received provided that Corpfin has current or accumulated earnings and profits. At June 30, 2002, Corpfin did not have earnings and profits. If Corpfin does have earnings and profits on the distribution date, the distribution will result in:

  * a dividend to the extent of such stockholder's pro rata share of Corpfin's current and accumulated earnings and profits;

  * a reduction in such stockholder's basis in Corpfin common stock to the extent the amount received exceeds such stockholder's share of earnings and profits until such basis equals zero, and
  * a gain to the extent the amount received exceeds the sum of the amount treated as a dividend and the amount treated as a reduction of the stockholder's basis in Corpfin common stock. Any gain of this type will generally be capital gain if the Corpfin common stock is held as a capital asset on the Distribution date.



PAGE-13-



  The fair market value of our shares will be established by any trading that develops immediately after the distribution with respect to such shares. However, the distribution is taxable even if a trading market for the shares never develops. Corpfin stockholders should consult their own advisors as to the specific tax consequences of the distribution, including the application and effect of foreign, state and local tax laws.

Item 9. Legal Proceedings.

  None  of  our  directors,  officers, significant  employees  or
consultants   has  been  convicted  in  a  criminal   proceeding,
exclusive of traffic violations.

  None of our directors, officers, significant employees or consultants has been permanently or temporarily enjoined, barred, suspended or otherwise limited from involvement in any type of business, securities or banking activities.

  None of our directors, officers, significant employees or consultants has been convicted of violating a federal or state securities or commodities law.

Item  10.  Directors, Executive Officers, Promoters  and  Control
Persons.

Directors, Executive Officers, Promoters and Control Persons

  Each of our directors is elected by the stockholders to a term of one year and serves until his or her successor is elected and qualified. Each of the officers is appointed by the Board of Directors to a term of one year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. Our Board of Directors has no nominating, auditing or compensation committees.

  The following table sets forth certain information regarding our executive officers and directors as of the date of this prospectus:

     Name       Age         Position           Period of
                                               Service(1)
-----------------------------------------------------------------
Edward N.        30     CEO and Director     July 20, 2002
Weeks, Jr.(2)                                to present

Michael V.       31      President and       July 20, 2002
Mandia(3)                  Director          to present

Jeffrey M.       26   Secretary, Treasurer   July 20, 2002
Priebe(3)                and Director        to present



Footnotes:

  (1) All our directors hold office until the next annual meeting of the stockholders, currently scheduled for July 20, 2003 and until successors have been elected and qualified.
Our executive officers are appointed by our Board of Directors and hold office until they resign or are removed from office.

  (2) Mr. Edward N. Weeks, Jr. is a full time employee of our Company and devotes significantly all of his time to our operations.

  (3) Messrs. Michael V. Mandia and Jeffrey M. Priebe have obligations to employers other than Interactive Outdoors. Mr. Mandia is employed by UPS and Mr. Priebe currently works for both
StockWatchman.com  and Ocean Capital Partners.     We  expect
each of Messrs. Mandia and Priebe to spend a minimum of 20 hours per week on our business affairs. We direct you to view Risk Factors, "Our Top Management May Have a Conflict of Interest
Because   of  Other  Business  Pursuits,"  on  page  8  of   this
prospectus.



PAGE-14-



Background  of  Directors,  Executive  Officers,  Promoters   and
Control Persons

  Edward N. Weeks, Jr., CEO: Mr. Weeks graduated from the State University of New York at New Paltz with a Bachelor of Science degree in Business Administration, with a concentration on
Finance.   Between June 1996 and June 1997,  he  worked  as  a
financial professional with SBC Warburg Dillon Read in New York, New York as an Asian Equities Liaison, where he was responsible for settlement of his firm's trades in all the major Asian markets. From June 1997 through April of 2000, where he was an Investment Executive and Executive Vice President / Partner / Director for MarkeTrend Securities, Ltd. in Fishkill, New York, where he managed a brokerage firm, handled all equity trades for the firm, its clients and brokers. He also served as the Financial Director of Doc Hollywood Productions/DH1.tv from April 2000 to July 2001, an interactive cable television studio where he was responsible for introducing the company to the financial community. From September 1999 to the present, he serves as the Chief Executive Officer of Virtual Hunters.com, Inc., where he oversees the daily operations of the company. Mr. Weeks has been a sportsman for the last approximately 14 years. Mr. Weeks handles all of our daily operations, including accounts payable, accounts receivable, corporate finance, customer service and video content control. Mr. Weeks also travels to each outdoor tradeshow and was present at all of our shows in the year 2002. Mr. Weeks currently devotes approximately 50 hours per week, six days out of the week, to our operations. He handles all advertising and marketing, retail development and content provision for each of our magazines. Mr. Weeks also supervises all communications between Interactive Outdoors and any outside parties, consumer or business.

  Michael V. Mandia, President: Mr. Mandia served in the U.S. Navy for four years, where he gained extensive knowledge of electronics as a Sonar Technician, 3rd class. Since being discharged, he has had a 10 year career in the computer hardware and software industry, specifically product development and implementation, most recently as Manager of Customer Computer Assistance for UPS. He is currently a Senior Technical Support Analyst Manager with United Parcel Service, where he has been employed since 1993 and is responsible for computer hardware and systems engineers. Since 1999, he has also served as the President of Virtual Hunters.com, Inc. where he handles the daily technical backbone of the company. For the past 14 years, Mr. Mandia has been an avid hunter. Mr. Mandia is the creative talent behind each issue of our video magazines, handles all technical inquiries, updates the web sites daily and handles all of the correspondence with our development team because currently all of our development work is outsourced. Mr. Mandia also travels to all of our tradeshows, which in 2002 included five different shows in Connecticut, Massachusetts, New Hampshire, Wisconsin and Tennessee. Mr. Mandia also works on business-to-business development, and he has been critical in developing and pursuing opportunities for our business-to-consumer products. Mr. Mandia devotes approximately 20 hours per week to our operations.

  Jeffrey J.M. Priebe, Secretary and Treasurer: Jeffrey J.M. Priebe brings a broad diversity of experience to Interactive Outdoors. After his graduation from Brewster Academy in New Hampshire he went on to Rollins College in Florida and further expanded his educational training at the Bowles School of Real
Estate. He has varied business management experience in such areas as: men's wear, dry cleaning establishments, and select wine sales and marketing. From 1998-1999, Mr. Priebe was a customer relations/internet account executive with Wine Country. Jeffrey went on to expand his reputation in the field of investment banking as an investor relations trainee at Ameri-First Securities, located in Dallas, Texas, from 1999-2000. During his tenure with this firm, he worked with many companies, primarily focusing on raising money for limited partnerships and private placements. Between 2000-2001, Jeffrey handled investor relations for Doc Hollywood Productions/DH1.tv. Since 2001, he has conducted investor relations for Stock Watchman.com and Ocean Capital Partners. His outside interests throughout the years include his proven equestrian talents. Carrying on the family tradition as a fourth generation horseman, Jeff is a fourteen
time   World  Champion  Equestrian.   Despite  his  employment
elsewhere, Mr. Priebe devotes approximately 20 hours per week to our business. Mr. Priebe maintains our corporate files for any or all meetings we hold. He also travels to a various outdoor tradeshows to represent our company. Further, Mr. Priebe manages business-to-business development for us in our plan to begin distributing CDs for other outdoor-related companies.



PAGE-15-



Involvement in Certain Legal Proceedings

  Mr. Weeks and Mr. Mandia have both recently declared personal bankruptcies. Mr. Priebe is in the process of filing as well. Management of the Company understands this will adversely affect any credit and/or debt financing the company may need to attain.

  Additionally, Mr. Weeks was suspended from association with any NASD member firm from February 4, 2002 thru August 8, 2002 as the result of NASD Case No. C11020001, District No. 11. However, Mr. Weeks has not been employed with a member firm since September 2000.

Item  11.  Security  Ownership of Certain Beneficial  Owners  and
Management.

  The following table sets forth certain information as of the date of this offering with respect to the beneficial ownership our common stock by all persons known by us to be beneficial owners of more than 5% of any such outstanding classes, and by each director and executive officer, and by all officers and directors as a group. Unless otherwise specified, the named beneficial owner has, to our knowledge, either sole or majority voting and investment power.


Title     Name, Title and Address of     Amount         Percent of
 Of     Beneficial Owner of Shares(1)      of              Class
Class                                    Beneficial   --------------
                                         Ownership(2)
                                                      Before    After
                                                      Offering  Offering
                                                                  (3)
-------------------------------------------------------------------------
Common  Edward N. Weeks, CEO and          2,000,000    29.38%   28.59%
        Director

Common  Michael V. Mandia, President and  2,000,000    29.38%   28.95%
        Director

Common  Jeffrey  M.  Priebe,  Secretary,  1,000,000    14.69%   14.47%
        Treasurer and Director
-------------------------------------------------------------------------
       All Directors and Officers as a    5,000,000    73.46%   72.37%
       group (3 persons)
-------------------------------------------------------------------------
Common  Winston and Wilda Harrison (4)      690,000     7.13%    7.02%

Common Corpfin.com, Inc. (5)                604,208     8.88%       0%

Common  Edward N. Weeks, Sr. (6)             30,000     0.44%    0.29%




Footnotes

(1)   The address of each executive officer and director  is  c/o
Interactive  Outdoors,  Inc., 17 Seaman Road,  Poughkeepsie,  New
York 12601.

(2) As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or share investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of a security).

(3)   Assumes  the  sale of the maximum amount of  this  offering
( 1,004,208   shares   of  common   stock)   by   the   selling
stockholders. This is inclusive of the warrant to purchase 100,000 shares of our common stock. The aggregate amount of shares to be issued and outstanding after the offering and the exercise of the warrant is 6,906,800.

(4) Mr. Winston Harrison and Mrs. Wilda Harrison are siblings. As such, their shares have been aggregated together for the purposes of determining beneficial ownership. Additionally, Mr. and Mrs. Harrison are registering for sale, in this registration statement, 205,000 shares of common stock collectively. Their beneficial ownership assuming a maximum offering and the liquidation of 205,000 of their shares will be 7.02 %.



PAGE-16-



(5) Corpfin.com, Inc. is distributing 250,000 of the 504,208 shares of our common stock it received pursuant to a consulting agreement to its shareholders as a dividend. Please refer to
Item 8 on page 11 for further information. In addition, Corpfin holds a warrant to purchase up to 100,000 shares of our common stock at a price of $2.00 per share. After the distribution but prior to the offering, Corpfin will own 254,208 shares of our common stock, or 3.68%, in addition to the warrant to purchase an additional 100,000 shares of our common stock. Corpfin is registering for sale in this registration statement 504,208 shares, as well as 100,000 shares underlying a warrant.

(6) Mr. Edward N. Weeks, Sr. is the father of our Chief Executive Officer. Additionally, Mr. Weeks, Sr. is registering for sale, in this registration statement, 10,000 shares of his common stock holdings. His beneficial ownership assuming a maximum offering and the liquidation of 10,000 of their shares will be 0.29 %.

Item 12. Description of Securities.

  Our authorized capital stock consists of 20,000,000 shares of common stock, with a par value of $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001.

  The holders of our common stock:

1. Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;
2. Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
3. Do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
4. Are entitled to one vote per share on all matters on which stockholders may vote.

  All shares of common stock now outstanding are fully paid for and non assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non assessable.

  We have no current plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock. The Board of Directors is authorized to (i) provide for the issuance of shares of the authorized preferred stock in series and (ii) by filing a certificate pursuant to the law of Delaware, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, all without any further vote or action by the stockholders. Any shares of issued preferred stock would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock.

  The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that potentially some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules.

Warrants

  We have a warrant outstanding whereby its holder may elect to purchase 100,000 shares of our underlying common stock at an exercise price of $2.00 per share. The exercise of this warrant will have a dilutive effect on current shareholders' ownership in our company.

  There is no other security or instrument that is convertible into our common equity.



PAGE-17-



Non-Cumulative Voting

  Holders of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

  As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements and financial position, general economic conditions, and other pertinent conditions. We do not intend to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Reports

  After  this  offering,  we will furnish our  shareholders  with
annual   financial   reports   certified   by   our   independent
accountants, and may, in our discretion, furnish unaudited quarterly financial reports.

Item 13. Interest of Named Experts and Counsel.

  None.

Item 14. Disclosure of Commission Position of Indemnification for
Securities Act Liabilities.

Indemnification of Directors and Officers

  Our  Articles of Incorporation, its Bylaws and certain statutes provide  for the indemnification of a present or former  director
or  officer.   We  refer  you  to  Item  24  "Indemnification  of
Directors and Officers," on page 35.

The    Securities   and   Exchange   Commission's    Policy    on
  Indemnification.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or Bylaws, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 15. Organization Within Last Five Years.

  Interactive Outdoors, Inc. was incorporated in the State of Nevada on July 20, 2001.

  Please see Item 26 "Recent Sales of Unregistered Securities" on page 41 for our capitalization history.



PAGE-18-



Item 16. Description of Business.

A.  Business Development and Summary

  We were incorporated in the State of Nevada on July 20, 2001, under the name Interactive Outdoors, Inc. From the date of our inception to April 30, 2002, we have generated $900 in revenues and have accumulated losses in the amount of $67,835. We have never been party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, or purchase or sale of a significant amount of assets not in the ordinary course of business. Our operations have been limited to startup and development activities, which include the following:

1.   Formation of our Company in the State of Nevada;
2.   Obtaining start-up capital from a private offering;
3. Developing our corporate hierarchy, including naming directors to our board, appointing our executive officers and setting forth a business plan;
4. Obtaining, creating, developing and establishing our internet site at www.interactiveoutdoors.tv;
5. Seeking information content, distribution and marketing relationships; and

  6.   Developing our corporate marketing image.

  On December 1, 2001, we executed a joint venture agreement with Virtual Hunters.com, Inc. to combine to develop and publish an interactive CD-ROM magazine for outdoor sports. The joint venture agreement allows us to use the web site address www.virtualhunters.com at our discretion and the technology originally developed by Virtual Hunters.com, Inc. for use in any CD-ROM video publication that Interactive Outdoors deems a viable publication. During the term of this agreement we agreed to divide the profits equally, once we have recovered our initial start-up costs. The agreement calls for $100,000 of the first $200,000 in revenue generated by the Virtual Hunters CD-ROM publication to be disbursed to Virtual Hunters. If, during a period of five years we do not pay VH $100,000, then both parties must agree to either lower the minimum amount of royalties or extend the length of the agreement. Once we pay Virtual Hunters a total of $100,000, that company shall transfer the rights of all technologies and we will have the option to purchase the assets of Virtual Hunters for $25,000. These assets include all domain names owned by Virtual Hunters, digital cameras, video and computer equipment, office furniture, outstanding contracts, and intellectual property such as graphic designs and concepts.

  Our President, Michael Mandia, is also the President and a director of Virtual Hunters.com, Inc. In addition, our CEO, Edward N. Weeks, Jr., concurrently serves as the CEO, Secretary, Treasurer and Chairman of Virtual Hunters.com, Inc. The operations of Interactive Outdoors are completely independent of the research and development activities and financial condition of Virtual Hunters.com, Inc.

  On April 1, 2002, we entered into a web site development and hosting agreement with iNGEN Networks. iNGEN developed our www.interavtiveoutdoors.tv web site, registered out web domains and enrolled us in an affiliate program to attract visitors to our site. Currently, iNGEN provides us email, hosting and various other web-related services. This agreement is cancelable with notice provided in writing.

  During the course of our business, we entered into various agreements to license content that we include in our publications. An overview of the material terms of each contract is included in the table below. Please refer to the exhibits of this registration statement for the full terms and obligations associated with each specific agreement.



PAGE-19-



Hunting Video Content License Agreement with Tom Miranda Outdoors, Inc.
--------------------------------------------------------------------------
Material           Miranda provides videos to be included  on  our
Obligations        CD-ROMs and internet site.

Rights/Payments    Miranda will provide us with at least 16 unique
to Us              videos.  We may use or display the videos as we
                   deem applicable or necessary.

Rights/Payments    1.   A total of $8,000 shall be paid to Miranda
to Other Party     in  four  equal installments every  two  months
                   starting from July 17, 2002.

                   2. We will pay Miranda $0.25 per video per magazine per subscription until all videos to be provided under this contract have been submitted and published.

                   3. We will pay Miranda $2.95 per subscription received from his website or any subscriber who uses Miranda as a reference.

Termination        Terminable upon written notice.
Provisions


   Hunting Video Content License Agreement with Randy Anderson
--------------------------------------------------------------------------
Material           Anderson provides videos to be included on  our
Obligations        CD-ROMs and internet site.

Rights/Payments    Anderson  will provide us with videos  as  made
to Us              available  and to be used as we deem applicable
                   or necessary.

Rights/Payments 1. We are to pay Anderson $0.50 per video per to Other Party magazine per subscription received during a period of one year from the date of the agreement.

                   2. We will pay Anderson $2.95 per subscription received from his website or any subscriber who uses Anderson or Calling Coyotes as a reference.

                   3.  We will pay Anderson 20% of all advertising
                   revenues   generated  by  Anderson   from   his
                   sponsors or contacts on our behalf.

Termination        Terminable  after one year from  the  effective
Provisions         date of the agreement or upon written notice.


Fishing Video Content License Agreement with Bob Dillow Promotions
--------------------------------------------------------------------------
Material           Dillow provides videos to be included on our CD-
Obligations        ROMs and internet site.

Rights/Payments    Dillow  will  provide us with  videos  as  made
to Us              available  and to be used as we deem applicable
                   or necessary.

Rights/Payments    1.   We  are to pay Dillow $0.50 per video  per
to Other Party     magazine  per subscription received  until  the
                   agreement is terminated.

                   2. We will pay Dillow $2.95 per subscription received from his website or any subscriber who uses Dillow as a reference.

                   3. We will pay Dillow 20% of all advertising revenues generated by Dillow from his sponsors or contacts on our behalf.

Termination        Perpetual until cancelled with written notice.
Provisions


Fishing Video Content License Agreement with Yellow House Entertainment
--------------------------------------------------------------------------
Material           Yellow House provides videos to be included  on
Obligations        our CD-ROMs and internet site.

Rights/Payments    Yellow  House  will provide us with  videos  as
to Us              made  available  and  to be  used  as  we  deem
                   applicable or necessary.

Rights/Payments    1.   We are to pay Yellow House $0.50 per video
to Other Party     per  magazine  per subscription received  until
                   the agreement is terminated.

                   2. We will pay Yellow House $2.95 per subscription received from his website or any subscriber who uses Yellow House or Midwest Bass Fishin' & Huntin' Adventures as a reference.

                   3. We will pay Yellow House 20% of all advertising revenues generated by Yellow House from his sponsors or contacts on our behalf.

Termination        Perpetual until cancelled with written notice.
Provisions



PAGE-20-




Fishing Video Content License Agreement with Fishing With Shelley & Courtney
--------------------------------------------------------------------------
Material           FWSC provides videos to be included on our  CD-
Obligations        ROMs and internet site.

Rights/Payments    FWSC  will  provide  us  with  videos  as  made
to Us              available  and to be used as we deem applicable
                   or necessary.

Rights/Payments    1.   We  are  to pay FWSC $0.50 per  video  per
to Other Party     magazine  per subscription received  until  the
                   agreement is terminated.

                   2. We will pay FWSC $2.95 per subscription received from his website or any subscriber who uses FWSC as a reference.

                   3. We will pay FWSC 20% of all advertising revenues generated by FWSC from his sponsors or contacts on our behalf.

Termination        Perpetual until cancelled with written notice.
Provisions


  On August 15, 2002, we entered into a consulting agreement with Corpfin.com, Inc., whereby Corpfin is to provide certain general business and management consulting services to us. The principal services to be provided involve Corpfin assisting us in marketing, public relations, acquisitions, strategic planning, and business opportunities, as well as investment banking and similar services relative to financings and other material transactions. As compensation for these services, we agreed to pay Corpfin an aggregate of 504,208 shares of our common stock and a retainer of $20,000 in cash. Additionally, we issued a warrant for Corpfin to purchase 100,000 shares of our common stock at an exercise price of $2.00 per share. The consulting agreement is for a term of one year.

  Our administrative office is located at 17 Seaman Road, Poughkeepsie, New York 12601, telephone (845) 483-7191.

  Our fiscal year end is December 31.

B.  Business of Issuer

Principal Products and Services and Principal Markets

  Interactive Outdoors was founded to capitalize on the opportunity to provide outdoor enthusiasts with information, tips and advice and commerce opportunities via interactive CD-ROM. Various information sources, such as newspapers, network television and other Internet-based media providers are trying to address the demands of sportsmen for timely and relevant information. Our management believes that we will provide original content, community and commerce offerings that are necessary to provide an integrated solution to meet the needs of the outdoor enthusiast.



PAGE-21-



  We   publish  CD-ROM-based  interactive  sporting  magazines
targeted specifically at hunting, fishing and four-wheeling enthusiasts. We design, publish and distribute all of our CD-ROM
video    publications.    Interactive   Outdoors   uses   various
duplicators to re-produce the original master copy created by Interactive Outdoors. Our magazine is available on CD-ROM format for a one year subscription at $24.95. Each subscription comes with a 30-day money back guarantee - if the customer does not
like the first issue they receive, their money is refunded.   Our
international orders are priced higher due to the very expensive cost to ship each CD. Subscribers receive a new issue on CD-ROM every month for the term of their subscription. We market the CD-ROM video magazines through outdoor conventions, web site banner ads, TV advertising and planned infomercials. In addition to marketing our CD-ROM video magazines, Interactive Outdoors offers a complementary web site at www.interactiveoutdoors.tv, which our management believes is a comprehensive online resource and community for sportsmen. Messrs. Weeks and Mandia handle all customer support.

  Our interactive magazine combines TV-quality videos on CD-ROM with the ability to interact 100% with the Internet via our proprietary technology. Advertisers can combine TV-quality video with direct links to products, dealer locators or any Internet site they choose. Subscribers to our magazines can expect TV-quality videos delivered to their PCs, monthly product giveaways and chances to have their own successes featured in our monthly publication.

  In addition to receiving the CD-ROM hunting video magazine, all of our subscribers are entered into monthly giveaways. Winners will be announced on our web site. Our first giveaways include a Turkey Hunt, two Summit Treestands and various other
products.   Our  prizes  are  provided  by  manufacturers  and
outdoor companies in exchange for advertising placements in the magazines. The contests are administered online & winners are randomly picked by our database. If the contests involve products, the manufacturer is responsible for delivery. If the contest involves trips or adventures, the provider of these trips or adventures assumes all responsibility.

  Video content is provided by top professionals in the outdoor industry, each with their own content provider contract.
For  example,   Interactive Outdoors has teamed with  hunting
gurus Tom Miranda, www.tommiranda.com, Penn's Woods www.pennswoods.com, BlackTail Country www.blacktailcountry.com, Great Northern Productions, www.gnproductions.com, and several other producers of top quality hunting videos to introduce our first publication, which debuted in April of 2002. Additionally, subscribers and internet visitors are encouraged to contribute their home videos to enhance and supplement our content. We do not intend to compensate any individual for their contribution. Each of CD-ROMs will include a "Home Video" section, where we feature videos provided by the public. We will only feature videos we deem appropriate and that are related and applicable to the publications.

  In addition to our core CD-ROM publication, we also provide interactive host and search for an outfitter services on our internet site. Neither of these services is expected to contribute significantly to revenues. Interactive host is our web design and hosting program. Our company will develop websites for other outdoor companies and host them as well for a fee. For the outdoor company on a small budget, the interactive host will allow them to create their own website online, under our www.interactiveoutdoors.tv domain name for their use. For other outdoor companies, we will find and obtain a unique domain name for them, design and host their websites.

  The search for an outfitter is a free promotional service that we expect to offer to any interested outdoor business. We will include information on their companies on our website at no charge. This service is intended to benefit our subscribers while they visit our site.

Distribution Methods of the Products or Services

  We believe that our future growth depends on the effectiveness of our initial marketing and distribution efforts. Using the Internet for marketing and sales is an important component of our growth strategy. Our objective is to be the premier resource of hunting, fishing and four-wheeling information. We believe that providing high-quality content will create strong brand recognition and a loyal audience that will be attractive to advertisers and merchants.

  In our sales and marketing efforts, we intend to employ the following tools: advertising in trade magazines, advertising on other leading Internet sites, trade and consumer products expositions and direct sales to businesses. We further intend to market our products and services through direct sales to specific target areas, which have yet to be determined.



PAGE-22-



  We believe that alliances with traditional media partners will provide access to popular content, increase our access to marketing channels, extend our brand identity both online and offline, as well as drive traffic to the our web site. We intend to create strategic partnerships to generate brand recognition, obtain channels of distribution and to market and sell our products.

Status of Any Publicly Announced New Product or Service

  We have finalized production of our first CD-ROM magazine that delivers premium hunting content to our targeted audience. Virtual Hunters provides our customers with hunting videos, interactive content and web links to purchase products or to obtain more information about certain topics from the Internet. We have begun to sell one year subscriptions through our web site.

  In addition to our hunting magazine, we have begun to sell subscriptions to two additional magazines: Virtual Quads and Virtual Fishers. Virtual Quads targets the four-wheeling enthusiast, while Virtual Fishers offers content for anglers. Both of these CD-ROM publications are available for one year subscriptions through our Internet site.

Industry background and competition

  Our management believes that the Internet has become a significant global medium for obtaining news and information, communicating and conducting commerce. Both the number of Internet users and the amount of time they spend online are growing. This growth is the result of a number of factors, including a growing number of computers in the home and workplace, improvements in network infrastructure, more convenient, faster and less expensive Internet access, advances in computer and modem technology, an increased public awareness of the benefits of using the Internet and the development of easy to use interfaces.

  We believe that the Internet provides an efficient medium for the delivery of continually updated original content. In contrast to print media, the Internet's technology and interactive nature allow content providers to update information without interrupting the user's experience. As a result, providers of high-quality, original and well-organized content can promote increased Internet usage and create an attractive marketing environment for advertisers and merchants. In addition, leading content providers can develop a loyal following of repeat users who register with their sites by providing personal information and preferences. Our management believes that subscription and registration benefits both the user and the site. Such users are often eligible for additional services from a site, such as customization options or access to premium content. As a content provider learns more about its users as they register and spend more time online, it can tailor content to meet the needs and preferences of its users. This user information also provides advertisers and merchants with more focused demographic and psychographic information, which is used to maximize direct marketing opportunities.

  Our  CD-ROM magazine and Internet media operations will compete
for    audience   and   advertising   both   nationally    and
internationally with other publishers and retailers, as  well as other media, that focus on the fishing, hunting and four-wheel driving groups. These businesses compete for advertising directed at the general public and also advertising directed at
more  specific  demographic groups.   There  are  hundreds  of
magazines that we compete against, but to our knowledge there is no company offering CD-ROM video magazines. The biggest competitor in the sporting magazine industry is Primedia, a specialty consumer magazine company in the United States, with over 150 titles. The are hundreds of small, specialty sporting magazine companies throughout the US with whom we will compete with for subscriptions & advertising revenues as well. General pricing for such magazines run from $9.95 to $24.95 for a 12 month subscription. Both Primedia and the specialty magazines have proven, established retail outlets for selling their magazines, as well as established television promotions. In addition, all of our competitors have established subscription bases and advertising contracts. We cannot guarantee success in building a large enough subscription base to attract significant advertising revenues.

  To our knowledge, none of our competitors has a CD-ROM video publication. If one or more of these competitors should decide to enter this market, it may adversely affect our future sales. The only CD-ROM publications we believe are available are geared towards marketing efforts of individual outdoor companies or involve video games.



PAGE-23-



  Our CD-ROM video magazines not only compete with traditional, print magazines, but they also compete with VHS & DVD sporting videos. The outdoor video market is flooded with hundreds of professionals who sell their personal videos, each with well-known sponsors, established retail markets for their videos and established sponsorship and advertising contracts. Our company has not established any sponsors to date or a retail market for our CD-ROM video magazines. Our focus is on building subscriptions, but we cannot guarantee attraction of a large enough subscription base to attract sponsors and/or advertisers.


Intellectual Property

  We believe our success depends on the development of our brand name and reputation, which is epitomized in our corporate logos and marks. We have not applied for any patent, trademark or copyright protection for these proprietary identifiers. We expect to register for intellectual property protection rights once our profitability improves and we can meet the expense of patent, trademark and copyright lawyers.

  We currently have content license agreements with our content providers, whereby we obtain sporting information. Although we hold rights to use this information on our web sites and CD-ROMs, the licensors retain all title and ownership. We do not expect to violate any condition of our right to use the information we license. However, we believe that all digital information is susceptible to theft. If any of the videos or proprietary information we license is used in a way that defames our content provider or our company, we may face time and monetary consuming litigation. In such an event, we may lose our access to content and our subscription revenues may decline.

Effect of existing or probable government regulations

  A number of legislative and regulatory proposals under consideration by federal, state, local, and foreign governmental organizations may lead to laws or regulations concerning various aspects of the Internet, including, but not limited to, online content, user privacy, taxation, access charges, liability for third party activities and jurisdiction. The adoption of new laws or the application of existing laws may decrease the growth in the use of the Internet, which could in turn decrease the demand for our services, increase our cost of doing business or otherwise have a material adverse effect on our business, results of operations and financial condition. Prohibition and restriction of Internet content could dampen the growth of Internet use, decrease the acceptance of the Internet as a communications and commercial medium, expose us to liability, and/or require substantial modification of our products and services, and thereby have a material adverse effect on our business, results of operations, and financial condition.

Number of total employees and number of full time employees

  We currently have three directors and officers, who are our only employees. Mr. Weeks, our Chief Executive Officer devotes significantly all of his time to overseeing our operations. Messrs. Mandia and Priebe, our President and Secretary/Treasurer, respectively, each commits at least 20 hours per week to our business. We refer you to Item 10 "Directors, Executive Officers, Promoters and Control Persons on page 15 for more information.

Item 17. Management's Discussion and Plan of Operation.

  This  section  must  be read in conjunction  with  the  Audited
Financial Statements included in this prospectus.

Plan of Operation

  We were incorporated on July 20, 2001. We have generated $900 in revenues and incurred a net loss of $67,835 since our inception. Our efforts have focused primarily on the development and implementation of our business plan and the introduction of our CD-ROM magazines. No development related expenses have been or will be paid to affiliates of Interactive Outdoors.

  We have implemented our web site and have introduced three interactive magazines to the public. We have sold 124 Virtual Hunters subscriptions and three Virtual Fishers subscriptions.
  Our goal is to have a total of 150,000 subscribers over the next 12 months across the three publications we offer. To increase our subscriber base, we intend to partner with leading outdoor product companies to cross-market and increase awareness of our magazines. We also plan to obtain content to publish in our magazines and on our Internet site from third-party providers, our officers and directors and subscribers who write to and for us.



PAGE-24-



  Since our incorporation, we have raised capital through private sales of our common equity. On July 20, 2001, we issued 5,000,000 shares of our common stock to our three founding shareholders in exchange for expenses paid on our behalf in the amount of $5,000. On April 30, 2002, we completed a private placement of shares of our common stock in accordance with Regulation D, Rule 505 of the Securities Act of 1933, as amended, whereby we sold 1,302,600 shares of common stock, par value, for $91,183 in cash to approximately 25 shareholders of record.

  On August 15, 2002, we entered into a consulting agreement with Corpfin.com, Inc., whereby we agreed to pay Corpfin an aggregate of 504,208 shares of our common stock and a retainer of $20,000 in cash. Additionally, we issued a warrant for Corpfin to purchase 100,000 shares of our common stock at an exercise price of $2.00 per share. The estimated gross proceeds of this warrant are $200,000. Our management believes that the exercise, which cannot be guaranteed, of this warrant will provide us with additional working capital. Please refer to Item 16 on page 18 for additional information.

  Our current revenues are significantly dependent upon subscription and advertising fees from our hunting and fishing publications. In addition, we are reliant upon Virtual Hunters for technology used to create our CD-ROM publications. However, our management believes that Interactive Outdoors is not entirely dependent on our joint venture agreement with Virtual Hunters. Virtual Hunters is behind the concept of our first fully produced and distributed publication. The initial success of the hunting concept has led to the development of Virtual Fishers and Virtual Quad CD-ROM video magazines. We are also developing other concepts that we expect to publish such as car and driver, car racing, snowmobiling and skiing as well as and individual video CDs like "How to Call Ducks, Turkey, Deer, Elk" or "How to Clean the Game You Harvest."

  Our current recurring expenses are currently attributable to content provider fees and web site hosting charges. Our content providers receive between $0.25 and $0.50 for each new subscription  we  receive  and is payable  upon  receipt  of  the subscription fee from the subscriber. We also pay our content providers a referral fee of $2.95 for each subscription referred to us by the providers. Additionally, we pay certain of our content providers 20% of our advertising revenues generated by such providers. Our web hosting charges are $70.00 per month, in addition to $9.00 per month for enrollment in an affiliate program. Additionally, we owe Virtual Hunters.com, Inc. $100,000 in royalty payments, which is to be paid in one lump sum. This amount will be paid from revenues generated and will not be paid from the proceeds of this offering.

  In addition to producing our own proprietary CD-ROM magazines, our management intends to act as a contractor to develop CD publications for companies that currently only offer "paper" magazines. Our management believes that this will provide us with an additional source of revenue. We plan to approach magazine and other periodical producers directly to offer our services. These marketing and sales efforts with be conducted by our officers and directors until we determine that additional sales representatives are required. We have not yet begun to pursue this business opportunity, and thus do not currently have any agreements to provide these services.

  Sales growth in the next six to 12 months is important for our plan of operations. However, we cannot guarantee that we will generate such growth. If we do not generate sufficient cash flow to support our operations over the next 12 to 18 months, we may need to raise additional capital by issuing capital stock in exchange for cash in order to continue as a going concern. There are no formal or informal agreements to attain such financing. We can not assure you that any financing can be obtained or, if obtained, that it will be on reasonable terms. Without realization of additional capital, it would be unlikely for us to continue as a going concern.

  While our management does not expect to incur research and development costs, we expect to utilize a portion of the net proceeds of this offering to develop our CD-ROM publications. This development includes the content, design and publishing of each month's issue.

  We currently do not own any significant plant or equipment that we would seek to sell in the near future. If we are able to raise the maximum amount of this offering, we will purchase a building and video and editing equipment. However, if we are unable to sell this entire offering, we will forgo the purchase of the building.

  Our management does not anticipate the need to hire additional full- or part- time employees over the next 12 months, as the services provided by our officers and directors appear sufficient at this time. We believe that our operations are currently on a small scale that is manageable by a few individuals. We outsource for content and CD-M duplication, thus our responsibilities for the magazine is related predominantly to graphic design.



PAGE-25-



  Additionally, our marketing and advertising efforts are mainly conducted via the Internet, and can be designed by our current staff. While we believe that the addition of employees is not required over the next 12 months, we intend to contract sales representatives to market our products for us on an independent contractor basis. Thus, these representatives are not intended to be employees of our company.

  We  have  not  paid  for  expenses on  behalf  of  any  of  our
directors.   Additionally, we believe that this  fact  shall  not
materially change.

Item 18. Description of Property.

  We use the administrative office located at 17 Seaman Road, Poughkeepsie, New York 12601. A director and shareholder is providing the approximately 400 square foot office space at no charge to us for an indefinite time period. There are currently no proposed programs for the renovation, improvement or development of the facilities we currently use. We believe that this arrangement is suitable given the limited nature of our current operations, and also believe that we will not need to lease additional administrative offices in until such a time as we are able to afford the equipment and materials required to publish our CD-ROM magazines in-house.

  Our management does not currently have policies regarding the acquisition or sale of real estate assets primarily for possible capital gain or primarily for income. We do not presently hold any investments or interests in real estate, investments in real estate mortgages or securities of or interests in persons primarily engaged in real estate activities.

  We do intend to lease/purchase office space if we start to generate significant revenues, which we estimate to be in the first quarter of 2003. As well, our current space is sufficient to conduct the daily operations and house 3 people.

Item 19. Certain Relationships and Related Transactions.

  On December 1, 2001, we executed a joint venture agreement with Virtual Hunters.com, Inc. to combine to develop and publish an interactive CD-ROM magazine for outdoor sports. The joint venture agreement allows us to use the web site address www.virtualhunters.com at our discretion and the technology originally developed by Virtual Hunters.com, Inc. for use in any CD-ROM video publication that Interactive Outdoors deems a viable publication. During the term of this agreement we agreed to divide the profits equally, once we have recovered our initial start-up costs. The agreement calls for $100,000 of the first $200,000 in revenue generated by the Virtual Hunters CD-ROM publication to be disbursed to Virtual Hunters. If, during a period of five years we do not pay Virtual Hunters $100,000, then both parties must agree to either lower the minimum amount of royalties or extend the length of the agreement. Once we pay Virtual Hunters a total of $100,000, that company shall transfer the rights of all technologies and we will have the option to purchase the remaining assets of Virtual Hunters for $25,000. These assets include all domain names owned by Virtual Hunters, digital cameras, video and computer equipment, office furniture, outstanding contracts, and intellectual property such as graphic designs and concepts.

  Our President, Michael Mandia, is also the President and a director of Virtual Hunters.com, Inc. In addition, our CEO, Edward N. Weeks, Jr., concurrently serves as the CEO, Secretary, Treasurer and Chairman of Virtual Hunters.com, Inc. The operations of Interactive Outdoors are completely independent of the research and development activities and financial condition of Virtual Hunters.com, Inc. Each person owns 1,000,000 shares of common stock of that company. Mr. Mandia and Mr. Weeks will not receive any payment or compensation from our affiliation with Virtual Hunters.com, Inc. and neither ever has. The $100,000 royalty payment will be used to pay the preferred stock shareholders of Virtual Hunters.com, Inc. their principal plus interest. The preferred shareholders that will receive principal and interest include Edward N. Weeks, Sr. (Mr. Weeks' father), Cheryl Weeks (Mr. Weeks' sister), Debra McFadden (Mr. Weeks' sister), Carole Mandia (Mr. Mandia's mother), as well as 31 other preferred shareholders that have no affiliation to neither Mr. Weeks nor Mr. Mandia.

  During February 2002, Michael V. Mandia, an officer and director of Interactive Outdoors, donated cash in the amount of $589. Mr. Mandia attended an outdoor recreation trade show in Hartford, Connecticut on our behalf. Mr. Mandia paid for the expenses involved, including hotel and board expenses, with his personal funds while in attendance. These expenses are not expected to be repaid and were thus donated to us.



PAGE-26-



  On July 20, 2001, we issued 5,000,000 shares of our $0.001 par value common stock to three officers and directors in exchange for a subscriptions receivable of $5,000. On February 1, 2002, the three founders paid for expenses totaling $5,000 on our behalf to cancel the entire balance of subscriptions receivable. Please refer to Item 26, Recent Sales of Unregistered Securities, on page 42 for more information.

  On April 30, 2002, we issued 30,000 of $0.001 par value common stock to Edward N. Weeks, Sr., the father of Edward N. Weeks, Jr., our Chief Executive Officer, for total of $2,100. Please refer to Item 26, Recent Sales of Unregistered Securities, on page 42 for more information.

  Our principal office in Poughkeepsie, New York is provided at no charge to us by an officer and director of our company.
Please refer to Item 18, Description of Property, on page 25 for more information.

  On August 15, 2002, we engaged Corpfin to provide us with strategic planning and management consulting services. The principal services provided involve Corpfin assisting us in marketing, public relations, acquisitions, strategic planning, and business opportunities, as well as investment banking and similar services relative to financings and other material transactions. In exchange, we agreed to provide Corpfin an aggregate of 504,208 shares of our common stock, a warrant to purchase an additional 100,000 shares of our common stock and a retainer of $20,000 in cash. Corpfin has no other affiliation or relationship with us. The consulting agreement is for a term of one year.

  Our management has agreed to provide funds as a loan over the next twelve-month period in the event we do not have sufficient resources to meet our financial obligations. There are no formal agreements to do so and there can be no guarantee that our officers or directors will be able to finance our continuing operations. However, if such financing is available, there is no guarantee that we will ever attain profitability to sustain ourselves without financing from affiliates or third parties.


Item  20.  Market  for  Common  Equity  and  Related  Stockholder
Matters.

Market Information

  As of the date of this prospectus, there is no public market in our common stock. This prospectus is a step toward creating a public market for our stock, which may enhance the liquidity of our shares. However, there can be no assurance that a meaningful trading market will develop. Interactive Outdoors and our management make no representation about the value of our common stock.

  As of the date of this prospectus,

1. We had a warrant outstanding to purchase up to 100,000 shares of our common stock at an exercise price of $2.00 per share ; and
2. Other than the stock registered under this prospectus, there is no stock that has been proposed to be publicly offered resulting in dilution to current shareholders.

  As of September 10, 2002, we have 6,806,808 shares of common stock outstanding. Of the 6,806,808 shares of common stock outstanding, 5,000,000 shares or 73.46 % of common stock are beneficially held by our directors and officers. All shares of common stock registered pursuant to this registration statement will be freely transferable without restriction or registration under the Securities Act, except to the extent purchased or owned by "affiliates" of our Company as defined for purposes of the Securities Act.

  In general, under Rule 144 as amended, a person who has beneficially owned and held "restricted" securities for at least one year, including "affiliates," may sell publicly without registration under the Securities Act, within any three-month period, assuming compliance with other provisions of the Rule, a number of shares that do not exceed the greater of (i) one percent of the common stock then outstanding or, (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. A person who is not deemed an "affiliate" of our Company and who has beneficially owned shares for at least two years would be entitled to unlimited resales of such restricted securities under Rule 144 without regard to the volume and other limitations described above.



PAGE-27-



Holders

  As of the date of this prospectus, we have approximately 6,806,808 shares of $0.001 par value common stock issued and outstanding held by approximately 28 shareholders of record.
Our Transfer Agent is Pacific Stock Transfer Company, 5844 S. Pecos Road, Suite D, Las Vegas, Nevada 89120, phone (702) 361-3033.

Dividends

  We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on its common stock. Any future determination to pay dividends will be at the discretion of the Board of Directors and will be dependent upon then existing conditions, including our financial condition and results of operations, capital requirements, contractual restrictions, business prospects, and other factors that the board of directors considers relevant.

Item 21. Executive Compensation.

                   Summary Compensation Table

                     Annual              Long-Term Compensation
                  Compensation
  Name and     Year  Salary  Bonus  Other    Restr   Securi  LTIP     All
  Principal                         Annual   icted   ties    Payouts  Other
  Position             ($)   ($)    Compen-  Stock   Underl    ($)    Compen-
                                    Compe    Awards  ying             sation
                                    sation    ($)    Options           ($)
                                     ($)              (#)
-----------------------------------------------------------------------------
  Edward N.    2002     -     -       -        -       -        -       -
 Weeks, Jr.
    Chief      2001     -     -       -        -       -        -       -
  Executive
   Officer

 Michael V.    2002     -     -       -        -       -        -       -
   Mandia
  President    2001     -     -       -        -       -        -       -

Jeffrey J. M.  2002     -     -       -        -       -        -       -
   Priebe
Secretary and  2001     -     -       -        -       -        -       -
  Treasurer

Directors' Compensation

  Our directors are not entitled to receive compensation for services rendered to us, or for each meeting attended except for reimbursement of out-of-pocket expenses. We have no formal or informal arrangements or agreements to compensate our directors for services they provide as directors of our company.

Employment Contracts and Officers' Compensation

  Since our incorporation on July 20, 2001, we have not paid any compensation to our officers. We do not have employment agreements with any of our officers, directors of employees. Any future compensation to be paid to these individuals will be determined by our Board of Directors, and employment agreements will be executed. We do not currently have plans to pay any compensation to our officers or directors until such time as we are cash flow positive.

Stock Option Plan And Other Long-term Incentive Plan

  We currently do not have existing or proposed option/SAR grants.



PAGE-28-









Item 22. Financial Statements.


                        TABLE OF CONTENTS

                                             PAGE

Independent Auditor's Report                    1

Consolidated Balance Sheets                     2

Consolidated Statements of Operations           3

Statement of Changes in Stockholders'           4
Equity

Consolidated Statements of Cash Flows           5

Footnotes                                       6



Item  23.  Changes  In  and  Disagreements  With  Accountants  on
Accounting and Financial Disclosure.


  None.

















PAGE-29-










                   Interactive Outdoors, Inc.
                  (A Development Stage Company)

                         Balance Sheets
                              as of
                       April 30, 2002 and
                        December 31, 2001

                               and

                    Statements of Operations,
              Changes in Stockholders' Equity, and
                           Cash Flows
                 for the four month period ended
                         April 30, 2002
            and for the year ended December 31, 2002
                               and
                         for the period
                July 20, 2001 (Date of Inception)
                             through
                         April 30, 2002

















PAGE-30-



                        TABLE OF CONTENTS




                                                           PAGE

Independent Auditor's Report                                1

Balance Sheets                                              2

Statements of Operations                                    3

Statements of Changes in Stockholders' Equity               4

Statements of Cash Flows                                    5

Footnotes                                                   6












PAGE-31-



G. Brad Beckstead
Certified Public Accountant
                                              330 E. Warm Springs
                                              Las Vegas, NV 89119
                                                     702.257.1984
                                               702.362.0540 (fax)

                  INDEPENDENT AUDITOR'S REPORT

June 24, 2002

Board of Directors
Interactive Outdoors, Inc.
Las Vegas, NV

I have audited the Balance Sheets of Interactive Outdoors, Inc. (the "Company") (A Development Stage Company), as of April 30, 2002 and December 31, 20001, and the related Statements of Operations, Stockholders' Equity, and Cash Flows for the period then ended, and for the period July 20, 2001 (Date of Inception) to April 30, 2002. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Interactive Outdoors, Inc. (A Development Stage Company) as of April 30, 2002 and December 31, 2001, and the results of its operations and cash flows for the periods then ended, and for the period July 20, 2001 (Date of Inception) to April 30, 2002, in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 3 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ G. Brad Beckstead
-----------------------
G. Brad Beckstead, CPA





PAGE-32-F1



                   Interactive Outdoors, Inc.
                  (A Development Stage Company)
                         Balance Sheets

                                                 April    December
                                                30, 2002     2002
                                                ------------------
Assets

Current assets:
Cash & equivalents                               $29,434   $3,081
Inventory                                            918        -
                                                ------------------
Total current assets                              30,352    3,081
                                                ------------------
Fixed assets, net                                  6,884        -

                                                 $37,236   $3,081
                                                ==================
Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable                                  $8,130       $-
                                                ------------------
Total current liabilities                          8,130        -
                                                ------------------
Stockholders' equity:
Preferred stock, $0.001 par value, 5,000,000
shares authorized, no shares issued
And outstanding as of 4/30/02 and 12/31/01             -        -
Common stock, $0.001 par value, 20,000,000
shares authorized, 6,302,600 and
5,000,000 shares issued and outstanding as of
4/30/02 and 12/31/01,
respectively                                       6,303    5,000
Additional paid in capital                        90,638        -
Subscriptions payable                                  -   11,702
(Deficit) accumulated during development stage   (67,835) (13,621)
                                                ------------------
                                                  29,106    3,081
                                                ------------------
                                                 $37,236   $3,081
                                                ==================

 The accompanying notes are an integral part of these financial statements.



PAGE-33-F2



                   Interactive Outdoors, Inc.
                  (A Development Stage Company)
                    Statements of Operations

                                      For the
                                       four       July          July
                                      months     20, 2001      20, 2001
                                       ended   (Inception)   (Inception)
                                       April       to            to
                                        30,     December 31,   April 30,
                                       2002        2001         2002
                                    -------------------------------------
Revenue                                  $900       $ -        $900
Cost of goods sold                        153         -         153
                                    -------------------------------------
Gross Profit                              747         -         747
                                    -------------------------------------
Expenses:
General & administrative expenses      54,646    13,621      68,267
Depreciation                              315         -         315
                                    -------------------------------------
Total expenses                         54,961    13,621      68,582
                                    -------------------------------------
Net (loss)                           $(54,214) $(13,621)   $(67,835)
                                    =====================================

Weighted average number of shares
outstanding -
basic and fully diluted             5,010,855   5,000,000
                                    =====================

Net (loss) per share - basic and      $(0.01)   $(0.00)
fully diluted                       =====================


 The accompanying notes are an integral part of these financial statements.



PAGE-34-F3



                   Interactive Outdoors, Inc.
                  (A Development Stage Company)
          Statements of Changes in Stockholders' Equity



                                                   (Deficit)
                                                  Accumulated
                                 Additi   Subscri    During
                                 onal     ptions   Development    Total
                  Common Stock   Paid-    (Receiv    Stage      Stockholders'
                 ------------    in       able)                  Equity
                Shares   Amount  Capital  Payable
            -----------------------------------------------------------------

July 2001
   Founder     5,000,000  $5,000   $-    $(5,000)      $-          $-
shares

December 2001
   Cash
received for
Rule
   505                                    16,702               16,702
offering

Net (loss)
   July 20,
2001
   (inception)
to
   December                                       (13,621)    (13,621)
31, 2001   ------------------------------------------------------------------

Balance,
December 31,
   2001        5,000,000   5,000    -     11,702  (13,621)      3,081

February 2002

Cancellation
of
                                           5,000                5,000
Subscriptions
receivable

February 2002
   Donated                        759                             759
capital

April 2002
   Rule 505
offering
   issued for  1,302,600   1,303  89,879  (16,702)             74,480
cash

Net (loss)
   For the
period ended
   April 30,                                      (54,214)    (54,214)
2002
            -----------------------------------------------------------------
Balance,       6,302,600  $6,303 $90,638      $-  $(67,835)   $29,106
April 30,   =================================================================
2002


 The accompanying notes are an integral part of these financial statements.



PAGE-35-F4



                   Interactive Outdoors, Inc.
                  (A Development Stage Company)
                    Statements of Cash Flows

                              For the
                            four months   July 10,    July 10,
                                            2001        2001
                               ended     (Inception) (Inception)
                                             to          to
                             April 30,    December    April 30,
                                             31,
                               2002         2001        2002
                           ---------------------------------------

Cash flows from operating
activities
Net (loss)                   $(54,214)   $(13,621)    $(67,835)
Depreciation                      315           -          315
Shares issued for expenses      5,000           -        5,000
paid by the founders
Adjustments to reconcile
net (loss) to
net cash (used) by
operating activities:
(Increase) in inventory         (918)            -       (918)
Increase in accounts            8,130            -       8,130
payable                    ---------------------------------------
Net cash (used) by            (41,687)     (13,621)    (55,308)
operating activities       ---------------------------------------

Cash flows from investing
activities
Purchase of fixed assets      (7,199)            -     (7,199)
                           ---------------------------------------
Net cash (used) by            (7,199)            -     (7,199)
investing activities       ---------------------------------------

Cash flows from financing
activities
Issuances of common stock      91,182            -      91,182
Donated capital                   759            -         759
Subscription payable         (16,702)       16,702           -
(receivable)               ---------------------------------------
Net cash provided by           75,239       16,702      91,941
financing activities       ---------------------------------------

Net increase in cash           26,353        3,081      29,434
Cash - beginning                3,081            -           -
                           ---------------------------------------
Cash - ending                 $29,434       $3,081     $29,434
                           =======================================
Supplemental disclosures:
Interest paid                      $-           $-          $-
                           =======================================
Income taxes paid                  $-           $-          $-
                           =======================================

 The accompanying notes are an integral part of these financial statements.



PAGE-36-F5



                   Interactive Outdoors, Inc.
                  (A Development Stage Company)
                              Notes

Note 1 - History and organization of the company

The   Company  was  organized  July  20 ,  2001  (Date   of
Inception) under the laws of the State of Nevada, as Interactive Outdoors, Inc. The Company has minimal operations and in accordance with SFAS #7, the Company is considered a development stage company. The Company is authorized to issue 20,000,000 shares of $0.001 par value common stock and 5,000,000 shares of $0.001 par value preferred stock.

Note 2 - Accounting policies and procedures

Cash and cash equivalents
The Company maintains a cash balance in a non-interest-bearing account that currently does not exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. Cash equivalents include funds in petty cash. There were cash equivalents in the amount of $0 and $1,388 as of April 30, 2002 and December 31, 2001, respectively.

Impairment of long-lived assets
Long-lived assets held and used by the Company are reviewed for possible impairment whenever events or circumstances indicate the carrying amount of an asset may not be recoverable or is impaired. No such impairments have been identified by management at April 30, 2002 and December 31, 2001.

Fixed Assets
The cost of fixed assets is depreciated over the following estimated useful life of the asset utilizing the straight-line method of depreciation:

              Office  Equipment               5 years
              Display Equipment               5 years

Revenue recognition
Magazine advertising revenues are recorded upon release of magazines for sale to consumers and are stated net of agency commissions and cash and sales discounts. Allowances for estimated bad debts are provided based upon historical experience. Deferred subscription income results from advance payments for subscriptions received from subscribers and are amortized on a straight-line basis over the life of the subscription as issues are served.

Advertising costs
The Company expenses all costs of advertising as incurred. There were advertising costs in the amount of $200 and $0 included in selling, general and administrative expenses as of April 30, 2002 and December 31, 2001, respectively.

Offering costs
Legal, printing and filing fees incurred in connection with the offering of its common stock are deferred by the Company until the offering is closed. Upon closing, the deferred offering costs are (1) subtracted from the offering proceeds if the offering is successful, or (2) charged to operations if the offering is unsuccessful.

Loss per share
Net loss per share is provided in accordance with Statement of Financial Accounting Standards No. 128 (SFAS #128) "Earnings Per Share." Basic loss per share is computed by dividing losses available to common stockholders by the weighted average number of common shares outstanding during the period. The Company had no dilutive common stock equivalents, such as stock options or warrants as of April 30, 2002 and December 31, 2001.



PAGE-37-F6



                   Interactive Outdoors, Inc.
                  (A Development Stage Company)
                              Notes

Reporting on the costs of start-up activities
Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting of start-up costs and organizational costs, requires most costs of start-up activities and organizational costs to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after December 15, 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statements.

Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Fair value of financial instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of April 30, 2002 and December 31, 2001. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values were assumed to approximate carrying values for cash and payables because they are short term in nature and their carrying amounts approximate fair values or they are payable on demand.

Income Taxes
Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable on the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Segment reporting
The Company follows Statement of Financial Accounting Standards No. 130, "Disclosures About Segments of an Enterprise and Related Information." The Company operates as a single segment and will evaluate additional segment disclosure requirements as it expands its operations.

Dividends
The  Company has not yet adopted any policy regarding payment  of
dividends.   No  dividends  have  been  paid  or  declared  since
inception.

Recent pronouncements
In June 2001, SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets," were issued. SFAS No. 141 requires that all business combinations initiated after June 30, 2001 be accounted for using the purchase method of accounting, and that identifiable intangible assets acquired in a business combination be recognized as an asset apart from goodwill, if they meet certain criteria. The impact of the adoption of SFAS No. 141 on our reported operating results, financial position and existing financial statement disclosure is not expected to be material.

SFAS No. 142 applies to all goodwill and identified intangible assets acquired in a business combination. Under the new standard, all goodwill and indefinite-lived intangible assets, including that acquired before initial application of the standard, will not be amortized but will be tested for impairment at least annually. The new standard is effective for fiscal years beginning after December 15, 2001. Adoption of SFAS No. 142 effective January 1, 2002, will result in the elimination of approximately $82,000 of annual amortization. The Company does not expect to recognize any impaired goodwill as of January 1, 2002.



PAGE-38-F7



                   Interactive Outdoors, Inc.
                  (A Development Stage Company)
                              Notes

In July 2001, SFAS No. 143, "Accounting for Asset Retirement Obligations," was issued which requires the recognition of a liability for an asset retirement obligation in the period in which it is incurred. When the liability is initially recorded, the carrying amount of the related long-lived asset is correspondingly increased. Over time, the liability is accreted to its present value and the related capitalized charge is depreciated over the useful life of the asset. SFAS No. 143 is effective for fiscal years beginning after June 15, 2002. The impact of the adoption of SFAS No. 143 on the Company's reported operating results, financial position and existing financial statement disclosure is not expected to be material.

In August 2001, SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued. This statement addresses the financial accounting and reporting for the impairment or disposal of long-lived assets and broadens the definition of what constitutes a discontinued operation and how results of a discontinued operation are to be measured and presented. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001. The impact of the adoption of SFAS No. 144 on our reported operating results, financial position and existing financial statement disclosure is not expected to be material.

Stock-Based Compensation
The Company accounts for stock-based awards to employees in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations and has adopted the disclosure-only alternative of FAS No. 123, "Accounting for Stock-Based Compensation." Options granted to consultants, independent representatives and other non-employees are accounted for using the fair value method as prescribed by FAS No. 123.

Year end
The Company has adopted December 31 as its fiscal year end.

Note 3 - Going concern

The Company's financial statements are prepared using the generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company has not commenced its planned principal operations and it has generated a minimal amount of revenue. In order to obtain the necessary capital, the Company plans to raise funds via securities offering registered via Form SB-2. If the securities offering does not provide sufficient capital, some of the shareholders of the Company have agreed to provide sufficient funds as a loan over the next twelve-month period. However, the Company is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The officers and directors are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 4 - Fixed assets

The Company purchased fixed assets in the amount of $7,199 during the period ended April 30, 2002. Depreciation expense totaled
$315 for the period ended April 30, 2002.



PAGE-39-F8



                   Interactive Outdoors, Inc.
                  (A Development Stage Company)
                              Notes

Note 5 - Income taxes

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS No. 109"), which requires use of the liability method. SFAS No. 109 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before provision for income taxes. The sources and tax effects of the differences are as follows:

             U.S federal statutory rate      (34.0%)

             Valuation reserve                34.0%
                                            ----------
                         Total                   -%
                                            ==========

As of December 31, 2001, the Company has a net operating loss carry forward of approximately $13,621 for tax purposes, which will be available to offset future taxable income. If not used, this carry forward will expire in 2021, respectively.

Note 6 - Stockholder's equity

The Company is authorized to issue 20,000,000 shares of its $0.001 par value common stock and 5,000,000 shares of its $0.001 par value preferred stock.

On  July  20,  2001, the Company issued 5,000,000 shares  of  its
$0.001 par value common stock to three officers and directors in exchange for a subscriptions receivable of $5,000.

During  the period ended December 31, 2001, the Company  received
$16,702 in cash for shares that were issued in the private placement.

On February 1, 2002, the three founders paid for expenses totaling $5,000 on behalf of the Company to cancel the entire balance of subscriptions receivable.

During February 2002, an officer, director and shareholder of the Company donated capital in the amount of $759.

On April 30, 2002, the Company issued 1,302,600 of its $0.001 par value common stock for total of $91,182 pursuant to a private placement, of which the Company received $74,480 in cash.

There have been no other issuances of common and/or preferred stock.



PAGE-40-F9



                   Interactive Outdoors, Inc.
                  (A Development Stage Company)
                              Notes

Note 7 - Related party transactions

On July 20, 2001, the Company issued 5,000,000 shares of its $0.001 par value common stock to three officers and directors in exchange for a subscriptions receivable of $5,000. On February 1, 2002, the three founders paid for expenses totaling $5,000 on behalf of the Company to cancel the entire balance of subscriptions receivable.

During February 2002, an officer, director and shareholder of the Company donated capital in the amount of $589.

On April 30, 2002, the Company issued 30,000 of its $0.001 par value common stock to the father of an officer and director of the Company for total of $2,100 pursuant to a private placement.

Office space and services are provided without charge by a director and shareholder. Such costs are immaterial to the financial statements and, accordingly, have not been reflected therein. The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

Note 8 - Warrants and options

As of April 30, 2002 and December 31, 2001, there were no warrants or options outstanding to acquire any additional shares of common stock.

Note 9 - Commitments

On December 1, 2001, the Company executed a joint venture agreement with Virtual Hunters.com, Inc. (VH) to combine to develop and publish an interactive CD-ROM magazine for outdoor sports. During the term of this agreement the parties agree to divide the profits equally, once the Company has recovered the initial start-up costs. The agreement is effective until VH receives royalties of at least $100,000. If during a period of five years the Company does not pay VH $100,000, then both parties must agree to either lower the minimum amount of royalties or extend the terms. Once the Company pays VH a total of $100,000, VH shall transfer rights on all technologies and the Company will have the option to purchase certain assets of VH for $25,000.










PAGE-41-F10



         PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification of Directors and Officers.

  Our Articles of Incorporation and Bylaws provide for the indemnification of a present or former director or officer. We indemnify any of our directors, officers, employees or agents who are successful on the merits or otherwise in defense on any action or suit. Such indemnification shall include, expenses, including attorney's fees actually or reasonably incurred by him. Nevada law also provides for discretionary indemnification for each person who serves as or at our request as one of our officers or directors. We may indemnify such individuals against all costs, expenses and liabilities incurred in a threatened, pending or completed action, suit or proceeding brought because such individual is one of our directors or officers. Such individual must have conducted himself in good faith and reasonably believed that his conduct was in, or not opposed to, our best interests. In a criminal action, he must not have had a reasonable cause to believe his conduct was unlawful.

Nevada Law

  Pursuant to the provisions of Nevada Revised Statutes 78.751, we shall indemnify our directors, officers and employees as follows: Every director, officer, or employee of Interactive
Outdoors shall be indemnified by us against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him/her in connection with any proceeding to which he/she may be made a party, or in which he/she may become involved, by reason of being or having been a director, officer, employee or agent of Interactive Outdoors or is or was serving at the request of Interactive Outdoors as a director, officer, employee or agent of Interactive Outdoors, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he/she is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, employee or agent is adjudged guilty of willful misfeasance or malfeasance in the performance of his/her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of Interactive Outdoors. Interactive Outdoors shall provide to any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of Interactive Outdoors as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of a suit, litigation or other proceedings which is specifically permissible under applicable law.

Item 25. Other Expenses of Issuance and Distribution.

  The following table sets forth the costs and expenses payable by us in connection with the sale of the common stock being registered. We have agreed to pay all costs and expenses in connection with this offering of our common stock, except legal fees and expenses. The estimated expenses of issuance and distribution are set forth below.


SEC Registration Fee       $  7
EDGAR Conversion Fees      $ 1,500
Accounting Fees and        $ 6,000
Expenses
Legal Fees and Expenses    $ 9,000
Printing and Engraving     $ 3,000
Miscellaneous              $ 2,445
                          ----------
Total                      $ 21,952
                          ==========


Item 26. Recent Sales of Unregistered Securities.

  On July 20, 2001, we issued 5,000,000 shares of our common stock to our three founding shareholders. These sales of stock did not involve any public offering or solicitation. The shares were issued in exchange for expenses paid for by the founding shareholders on our behalf in the amount of $5,000. At the time of the issuances, each investor was in possession of all available material information about us, as they are our officers and directors. On the basis of these facts, Interactive Outdoors claims that the issuances of stock to its founding shareholders qualify for the exemption from registration contained in Section 4(2) of the Securities Act of 1933. The shares were distributed as follows:




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Name of Beneficial Owner               Number of  Considerat
                                        Shares        ion
--------------------------------------------------------------
Edward N. Weeks, Chief Executive      2,000,000   $2,000.00
Officer and Director

Michael V. Mandia, President and      2,000,000   $2,000.00
Director

Jeffrey J. M. Priebe, Secretary,      1,000,000   $1,000.00
Treasurer and Director



  We believe that the exemption from registration for these three sales under Section 4(2) was available because:

1. Each purchaser is an executive officer of our company full and thus had fair access to all material information about our company before investing,
2.   There was no general advertising and solicitation and
3.   The shares will bear a restrictive transfer legend.

  On April 30, 2002, we completed a private placement of shares of our common stock in accordance with Regulation D, Rule 505 of the Securities Act of 1933, as amended. This offering was conducted on a best efforts basis and was not underwritten. We sold 1,302,600 shares of common stock, par value, at a price of
$0.07   per   share   to  approximately  24   unaffiliated
shareholders of record, none of whom were or are our officers or directors, and one affiliated shareholder, who is the father of an officer of our Company. The offering was sold for $91,183 in
cash.   The following table delineates the purchasers in  this
private offering:

             Name          Shares     Cash Paid

       Albert              15,000    $  1,050.00
       Angelillo
       Martha Bade         15,000    $  1,050.00
       John L. Beal        15,000    $  1,050.00
       David J. Bianco     14,000    $    980.00
       Paul J.             15,000    $  1,050.00
       Brickner
       Martha L. Brown     15,000    $  1,050.00
       Arthur D.           100,000   $  7,000.00
       Buckley
       Thomas J.           20,000    $  1,400.00
       Corcoran
       Kathleen I.         15,000    $  1,050.00
       Cowan
       Frank San           30,000    $  2,100.00
       Felice
       William B.          10,000    $    700.00
       Galassi
       Paul J. Given       15,000    $  1,050.00
       Winston E.          675,000   $ 47,250.00
       Harrison
       Wilda Harrison      15,000    $  1,050.00
       Frederick H.        100,000   $  7,000.00
       Hartwig
       Mary B. Harvey      15,000    $  1,050.00
       Kerri K. Hollon     15,000    $  1,050.00
       Lisa A. Lammers     15,000    $  1,050.00
       Louis Meyer         28,600    $  2,002.00
       Theresa Pfaff       15,000    $  1,050.00
       Edward N.           30,000    $  2,100.00
       Weeks, Sr.
       John Blake          30,000    $  2,100.00
       Wells
       Mary D. Wolf        15,000    $  1,050.00
       Force               70,000    $  4,900.00
       Properties, LLC



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  We  believe  that  the  exemption from registration  for  these sales  under  Rule  505  of Regulation D, promulgated  under  the
Securities  Act  was  available  because:  The  shares  carry   a
restrictive transfer legend,

1.   The aggregate offering price did not exceed $5,000,000,
2. There were no more than 35 purchasers of our securities made in any offering under Regulation D and
3. The issuer is not subject to the disqualification provisions of Rule 262 of Regulation A of the Securities Act.

  On August 15, 2001, we issued 504,208 shares of our common stock and a warrant to purchase 100,000 additional shares of our common stock to Corpfin.com, Inc. This issuance did not involve any public offering or solicitation. The shares were issued pursuant to a consulting agreement. At the time of the issuance, Corpfin was provided with the opportunity to view any and all available material information about us. Additionally, it is management's belief that as Corpfin is a registered NASD broker/dealer, Corpfin has sufficient investment experience to make an informed investment decision. On the basis of these facts, Interactive Outdoors claims that the issuances of stock to Corpfin qualify for the exemption from registration contained in
Section 4(2) of the Securities Act of 1933.

Item 27. Exhibits.

Exhibit           Name and/or Identification of Exhibit
 Number

   3.    Articles of Incorporation & By-Laws

         a)  Articles of Incorporation filed on July 20, 2001*
         b)  Bylaws adopted on July 20, 2001*

   5.    Opinion on Legality

         Opinion of Harold P. Gewerter, Esq., Ltd. *

   10    Material Contracts

      a)  Joint Venture Agreement between Interactive
         Outdoors, Inc. and Virtual Hunters.com, Inc.
         b) Consulting Agreement between Interactive Outdoors, Inc. and Corpfin.com, Inc.
         c) Hunting Video Content License Agreement with Tom Miranda Outdoors, Inc.
         d)  Hunting Video Content License Agreement with Randy
         Anderson
         e)  Fishing Video Content License Agreement with Bob
         Dillow Promotions
         f) Fishing Video Content License Agreement with Yellow House Entertainment
         g)  Fishing Video Content License Agreement with
         Shelley & Courtney
     h) Web Site Development and Hosting Agreement with iNGEN Networks

  23.    Consent of Experts and Counsel

         a) Consent of Harold P. Gewerter, Esq., Ltd., incorporated by reference to Exhibit 5 of this filing.*
         b)  Consent of G. Brad Beckstead, CPA

*  Rendered as previously filed.

Item 28. Undertakings.

  In this Registration Statement, we are including undertakings required pursuant to Rule 415 of the Securities Act and Rule 430A under the Securities Act.



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  Under  Rule  415  of  the Securities Act,  we  are  registering securities for an offering to be made on a continuous or delayed basis in the future. The registration statement pertains only to securities (a) the offering of which will be commenced promptly, will be made on a continuous basis and may continue for a period in excess of 30 days from the date of initial effectiveness and
(b) are registered in an amount which, at the time the registration statement becomes effective, is reasonably expected to be offered and sold within two years from the initial effective date of the registration.

  Based on the above-referenced facts and in compliance with the above-referenced rules, we include the following undertakings in this Registration Statement:

A.  The undersigned Registrant hereby undertakes:

(1) To file, during any period, in which offers or sales are being made, a post-effective amendment to this Registration
  Statement:

  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the
     information   set  forth  in  the  Registration   Statement.
     Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of the Registration Fee" table in the effective Registration Statement; and

  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



PAGE-45-



                           SIGNATURES

  In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Poughkeepsie, State of New York on September 24, 2002.

                   Interactive Outdoors, Inc.
                          (Registrant)

By: /s/ Edward N. Weeks, Jr.
Edward N. Weeks, Jr.
Chief Executive Officer

  In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

     Signature                  Title                  Date
--------------------      -----------------       --------------

/s/ Edward N. Weeks, Jr.   Chief Executive       September 24, 2002
-----------------------    Officer and Director
Edward N. Weeks, Jr.

/s/ Michael V. Mandia      President and         September 24, 2002
-----------------------    Director
 Michael V. Mandia

 /s/ Jeffrey J. M. Priebe  Secretary, Treasurer  September 24, 2002
-----------------------    and Director
Jeffrey J. M. Priebe













PAGE-46-



            Dealer Prospectus Delivery Obligation

  Prior to the expiration of 90 days after the effective date of this registration statement or prior to the expiration of 90 days after the first date upon which the security was bona fide offered to the public after such effective date, whichever is later, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


























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